Exhibit 10.10

LEASE

By and between

CH TRAP FALLS ASSOCIATES, LLC AND OSMAN SHELTON, LLC,
as Landlord

and

MICROPHASE CORPORATION, as Tenant

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exhibit a	sketch of premises
exhibit b	schedule of base rent
exhibit c	WORK LETTER
exhibit c-1	scope of landlord’s work
exhibit c-2	plans for landlord’s work
exhibit d	RULES AND REGULATIONS FOR DESIGN AND CONSTRUCTION OF TENANT’S WORK
exhibit e	subordination, attornment and nondisturbance agreement
exhibit f	COMMENCEMENT date agreement
exhibit G	HAZARDOUS MATERIALS

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LEASE

THIS LEASE is made and entered into as of January ___, 2015, by and between CH TRAP FALLS ASSOCIATES, LLC, a Connecticut limited liability company, and OSMAN SHELTON, LLC, a Connecticut limited liability company, having principal offices at c/o Cambridge Hanover, Inc., 65 Locust Avenue, Second Floor, New Canaan, Connecticut 06840 (together “Landlord”) and MICROPHASE CORPORATION, a Connecticut corporation, having an address at 587 Connecticut Avenue, Norwalk, Connecticut 06854 (“Tenant”).

WITNESSETH:

ARTICLE 1. Basic Lease Information

The following terms are referred to in other provisions of the Lease. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

“ADA” shall mean the Americans with Disabilities Act of 1990, as may be amended, together with all regulations promulgated pursuant thereto.

“Allocated Share” shall mean eighteen and fifty five hundredths percent (18.55%) of the Building. The Building contains 81,526 square feet of rentable area, determined by the same method as used to determine the rentable area of the Premises. If the area of the Premises or the area of the Building is changed after the Date of this Lease, the Allocated Share shall be equitably adjusted.

“Alterations” shall mean any alteration, addition, or improvement in or on or to the Premises of any kind or nature, including, but not limited to, Tenant Improvements.

“Annual Base Rent” and “Base Rent” shall mean the amounts set forth in the schedule attached as Exhibit B to this Lease and made a part of this Lease.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time.

“Building” shall mean the building located at, and known as, 90-100 Trap Falls Road Extension, Shelton, Connecticut.

“Building Project” shall mean the Building and all of the approximately six (6) acre parcel of land known as 90-100 Trap Falls Road Extension, Shelton, Connecticut.

“Business Days” shall mean all days other than Saturdays, Sundays, or days on which banks in the State of Connecticut are permitted to be closed.

“Commencement Date” shall mean the date on which Landlord delivers possession of the Premises to Tenant with Landlord’s Work substantially completed. Promptly after the Commencement Date is ascertained, Landlord and Tenant shall execute the Commencement Date Agreement attached as Exhibit F.

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“Common Areas” shall have the definition set forth in Article 12.

“Communication” shall mean any notice, demand, request, election, or other communication required or permitted to be given or made to or by any party to this Lease or otherwise given or made under or pursuant to this Lease (See Section 33.06).

“Contingency” shall have the definition set forth in Section 32.01.

 “Date of Such Taking” shall have the definition set forth in Section 15.01.

“Effective Date of this Lease” shall mean the date first above written.

“Environmental Laws” shall mean all applicable environmental ordinances, rules, regulations, statutes, orders, and laws of all local, state, or federal agencies or bodies with jurisdiction over the Premises or the activities conducted on the Premises (See Article 13).

“Expenses” shall mean the total of all of the reasonable costs and expenses (but excluding charges separately paid, in full, by tenants of the Building or third parties) incurred or borne by Landlord with respect to the operation, maintenance and repair of the Building Project and the services provided tenants in the Building Project, including, but not limited to, the costs and expenses incurred for and with respect to: security guard services; repair and maintenance of Common Areas (including patching of paved areas); repair and maintenance which is appropriate for the continued operation of the Building Project as a first class building; repair and maintenance of the roof membrane and other nonstructural components of the roof and curtain wall of the Building; painting on areas not leased to tenants; exterior landscaping of the Common Areas; fertilization and irrigation supply of the Common Areas; Parking Area maintenance; all utilities serving the Common Areas and all water and sewer charges consumed at the Building Project, including spaces leased to tenants; insurance on the Building Project, which may include fire, extended coverage, all risks, earthquake, change in condition, sprinkler apparatus, plate glass, rental guaranty or interruption, public liability and property damage, flood, and any other additional insurance in such amounts as customarily carried by owners of comparable buildings or required by any mortgagee of the Building Project; and service and maintenance contracts for the Building Project; and property management fees. Landlord may contract for the performance of some or all of the management and maintenance functions generally described in this subsection with such persons or entities as Landlord shall deem appropriate, including persons or entities which are affiliated with Landlord.

Expenses shall exclude, or have deducted from them if so included:

A.         Cost of Landlord’s Work as defined and described in Exhibit C;

B.         Costs incurred or a result of Landlord’s gross negligence or willful misconduct;

C.         Landlord’s advertising and promotional expenses;

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D.         Leasing commissions, rent concessions to tenants, tenant improvements, and any other costs associated with leasing space in the Building Project;

E.         Debt service (principal and interest) of any kind which may now or hereafter affect the Building Project;

F.         Executive’s salaries above the grade of building manager, as such term is commonly understood in the property management industry, provided, however, all wages, salaries and other compensation otherwise allowed to be included in Expenses shall also exclude any portion of such costs related to any employee's time devoted to other efforts unrelated to the maintenance, accounting, management and operation of the Building Project;

G.         Expenditures for capital items, except (i) capital expenditures made during any Lease Year required to comply with laws first enacted after the Effective Date; (ii) expenditures for capital equipment or any other capital expenditure, whether purchased, leased, or otherwise engaged, designed to result in a net savings (or the avoidance of a net increase) in Expenses, provided that such costs are to be included within the definition of “Expenses” for the Lease Year in which the costs are incurred and subsequent Lease Years, if applicable, on a basis reasonably determined by Landlord to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord’s cost for such capital equipment or capital expenditure (as determined by IRS Rev. Proc. 87-56), and (iii) expenditures for materials, tools, supplies, and equipment purchased by Landlord to enable Landlord to supply services which Landlord is obligated to provide under the Lease and which Landlord would otherwise have obtained from a third party; in any of which cases the cost of such capital improvements or expenditures shall be included in Expenses for the Lease Year in which the costs are incurred and subsequent Lease Years, amortized based over the life of the asset for book purposes in accordance with generally accepted accounting principles (as determined by IRS Rev. Proc. 87-56). Such amortization shall be in the annual amount that is equal to the annual debt service on a loan in the amount of the capital expenditure bearing interest in the amount of the Prime Rate in effect at the time of Landlord’s having incurred such expenditure and payable in equal monthly payments of principal and interest over a period that is not shorter than the useful life of the applicable building component (as determined by IRS Rev. Proc. 87-56) financed by the capital expenditure;

H.         Any expense for which Landlord is otherwise compensated through insurance proceeds;

I.          Depreciation and amortization, except as otherwise expressly permitted herein;

J.          Painting, redecorating, or other work or service which Landlord performs or provided for any tenant or prospective tenant of the Building Project;

K.         Those costs incurred in negotiating or enforcing leases against tenants, including attorneys’ fees;

L.         Property management fees in excess of 3.5% of the gross rentals collected for the Building Project;

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M.         All taxes imposed upon Landlord, including Real Estate Taxes; and

N.         Those costs incurred by Landlord with respect to compliance with Environmental Laws and remediation costs of any kind for which Landlord is responsible to cure at its sole cost and expense pursuant to the provisions hereof.

If during any period covered by a statement of Expenses, Landlord shall not furnish any particular item(s) of work, services, or utilities (which would constitute an Expense under this subsection) to portions of the Building (or shall not incur an Expense, including the management fee) due to the fact that such portions are not occupied or leased, then, for the purpose of computing the Additional Rent payable under this Lease, the amount of the Expenses which are variable operating expenses, for such item for such period, shall be increased by an amount equal to the additional variable operating and maintenance expenses which would reasonably have been incurred during such period by Landlord as if the Building were 100% occupied during such period of time, and, if Landlord is not furnishing certain work, services or utilities to a tenant who has undertaken to perform such work or service in lieu of performance by the Landlord, Expenses shall be deemed to be increased by an amount equal to the additional Expenses which would reasonably have been incurred during such period by Landlord if Landlord had in fact furnished such work or services to such tenant.

If Landlord reasonably determines that the use of water and/or sewer services by Tenant or any other tenant of the Building Project materially exceeds the use of water and/or sewer services by the other occupants of the Building Project, then Landlord may, in the case of Tenant, or shall, in the case of any other tenant, bill Tenant or such other tenant directly for the cost of the water and/or sewer services used by it as reasonably determined by Landlord. If Landlord directly bills another tenant for water and/or sewer services then such amount shall be excluded from the Expenses and Tenant’s Allocated Share of the cost of water and/or sewer services not directly charged to another tenant shall be the fraction the numerator of which is the rentable area of the Premises and the denominator of which is the rentable area of the Building excluding the rentable area of the tenant which has been directly charged for water and/or sewer services. If Landlord directly bills Tenant for water and/or sewer services then Tenant shall be obligated to pay the amount directly billed and no other charges for the type of service billed to Tenant (water and/or sewer) shall be included in Expenses. Landlord represents this provision shall be included in all leases in the Building Project hereafter executed.

“Free Rent Period” shall mean the three calendar month period beginning on the first day of the first full calendar month of the Initial Term and ending on the last day of the third full calendar month thereafter.

“Hazardous Materials” shall have the definition set forth in Section 13.04.

“Indemnified Parties” shall have the definition set forth in Article 19.

“Initial Term” shall mean the period commencing on the Commencement Date and ending on the last day of the eighty-seventh (87th) full calendar month thereafter, or sooner terminated pursuant to the terms of this Lease.

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“Landlord’s Notice Address” shall mean CH Trap Falls Associates, LLC and Osman Shelton, LLC, c/o Cambridge Hanover, Inc., 65 Locust Avenue, Second Floor, New Canaan, Connecticut 06840, Attention: Property Manager.

“Landlord’s Property” shall have the definition set forth in Section 29.02.

“Landlord’s Work” shall have the definition set forth in Exhibit C.

“Laws” shall have the definition set forth in Section 13.05.

“Lease Year” shall mean the period from the end of the Free Rent Period to the end of the twelfth full calendar month thereafter and each successive period of twelve full calendar months thereafter.

“Maximum Rate” shall mean the highest rate of interest permitted to be charged by applicable law.

“Non-Monetary Default” shall have the definition set forth in Section 9.01.

“Normal Business Hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday, legal holidays excluded.

“Parking Areas” shall mean the areas available for automobile parking in connection with the Building Project as more particularly described in Article 30.

“Premises” shall mean approximately 15,000 square feet of useable area on the ground floor of the Building (plus a 0.8178% core factor for a total of 15,123 square feet of rentable area). The Premises are depicted in the sketch attached hereto and made a part hereof as Exhibit A. No other space is demised by intention or omission.

“Prime Rate” shall mean the per annum interest rate as published in the Wall Street Journal from time to time as the “prime rate”.

“Procuring Broker” shall mean Ludwig Commercial Real Estate, LLC (See Article 27).

“Real Estate Taxes” shall mean the total of all of the real estate taxes, general assessments, special assessments, and any water, sewer, or other assessments, levied, assessed, or imposed upon the Building Project by any governmental authority with respect to any period during the Term. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a tax or other governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such tax or other governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes”. “Real Estate Taxes” shall not include any franchise, excise, income, estate, inheritance, gift or capital stock tax. As to special assessments which are payable over a period of time extending beyond the Term, only a pro rata portion of such special assessments, covering the portion of the Term which is unexpired at the time of the imposition of such assessment shall be included in “Real Estate Taxes.” If, by law, any assessment may be paid in installments, then, for the purposes of this Lease: (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law without the incurrence of interest charges; and (b) there shall be included in Real Estate Taxes, for each Lease Year in which such installments may be paid, the installments of such assessments so becoming payable during such year. “Real Estate Taxes” shall also include all costs and expenses incurred by Landlord in connection with any action by Landlord to contest the amount of the assessment of the Building Project made with respect to Real Estate Taxes, including attorneys’ and appraisers’ fees, only to the extent such action shall cover a period which will benefit Tenant.

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“Reletting Expenses” shall mean all reasonable costs and expenses incurred by Landlord in connection with the reletting of the Premises following a default by Tenant, including, without limitation, the expenses of obtaining possession of the Premises, the costs of cleaning, renovation, repairs, and alteration of the Premises for a new tenant or tenants, and brokerage and legal fees (See Section 9.03(c)).

“Renewal Option” shall have the definition set forth in Section 2.03.

“Renewal Term” shall have the definition set forth in Section 2.03.

“Rent” shall have the definition set forth in Section 4.02.

“Rentable Area of the Premises” is stipulated to be 15,123 square feet.

“Security Deposit” shall mean the cash required to be deposited with Landlord to secure the payment and performance of Tenant’s obligations under this Lease (See Article 23).

“Security Deposit Amount” shall mean $43,478.63, as such amount may be increased or thereafter further increased or decreased from time to time as more particularly provided herein (see Article 23)

“Target Date” shall mean March 1, 2015.

“Tenant’s Notice Address” shall mean (i) prior to the Commencement Date, 587 Connecticut Avenue, Norwalk, CT 06854, and (ii) after the Commencement Date, the Premises.

“Tenant’s Property” shall have the definition set forth in Article 29.

 “Tenant Specialty Items” shall have definition set forth in Section 29.01.

“Term” shall mean the Initial Term and, if Tenant exercises its Renewal Option, the Renewal Term.

ARTICLE 2. Term

Section 2.01      Landlord hereby leases to Tenant and Tenant takes and leases from Landlord, and shall have and hold the Premises for the Term. The Term shall commence on the Commencement Date, provided, however, that if the Commencement Date does not occur before June 1, 2015, Tenant shall have the right to terminate this Lease immediately upon written notice to Landlord.

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Section 2.02      This Lease shall be effective and binding upon the parties hereto as of the date of this Lease. Landlord and Tenant shall observe and perform all of their respective obligations under this Lease from the Effective Date of this Lease except (i) their respective obligations relating to use and occupancy shall not begin until the Commencement Date, (ii) Tenant’s obligation to provide the insurance required by Article 8 hereof shall not begin until Tenant first exercises its right to access to the Premises, whichever occurs first and (iii) Tenant’s obligations to pay Rent shall not begin until the Commencement Date. Tenant shall have the right of access from and after twenty (20) days prior to the Commencement Date, as determined by Landlord, for purposes of preparing the Premises for Tenant’s occupancy so long as such access and work is coordinated with Landlord and does not interfere with the construction and installation of Landlord’s Work.

Section 2.03

(a)         Provided that no event of default is continuing either at the time of exercise of the renewal option or upon the commencement of the Renewal Term, Tenant shall have the option (“Renewal Option”) to renew the Term of this Lease for one (1) additional period of five (5) years, commencing at the expiration of the Initial Term (the “Renewal Term”), on all the terms and conditions of this Lease, subject to determination of Annual Base Rent for the Renewal Term pursuant to Section 2.03(b) below.

(b)         If Tenant desires to exercise its Renewal Option, it shall deliver written notice to Landlord at least nine (9) months prior to the expiration of the Initial Term. The Renewal Option shall automatically terminate if Tenant does not exercise it in a timely manner as provided in the preceding sentence. Upon receipt of such notice, Landlord and Tenant shall negotiate in good faith to determine the fair market value of the Premises for the Renewal Term. The Annual Base Rent for the Renewal Term shall be the greater of (i) the fair market value as determined by Landlord and Tenant, or (ii) the Annual Base Rent during the final Lease Year of the Initial Term.

(c)         The Renewal Option shall be upon the same terms, conditions and obligations as are applicable to the initial term of this Lease except that the Base Rent for such renewal period shall be equal to the greater of: (i) one hundred percent (100%) of the Fair Market Rent as determined in this Section 2.03(c), and (ii) the Base Rent in effect at the time of exercise of the option to extend for the Renewal Term. The term “Fair Market Rent” shall mean the fair market rent of the Premises as agreed upon in writing by the parties, taking into account all elements affecting the transaction, including, without limitation, then current marketplace concessions. In the event that the parties have not agreed upon the fair market rent for the Premises prior to the date six (6) months before the commencement of the Extension Term, such value shall be determined by arbitration in Bridgeport, Connecticut before a single arbitrator as follows:

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(i)          Landlord and Tenant shall have ten (10) days within which to select one (1) mutually agreeable single independent third-party arbitrator who is a commercial real estate broker with not less than ten (10) years of experience in the leasing of commercial properties in Fairfield County, Connecticut, and who has not previously worked as an employee for, or consultant to, either Landlord or Tenant. If Landlord and Tenant fail to agree on one (1) arbitrator within the ten (10) day period, either party may promptly request the American Arbitration Association to appoint an arbitrator for the matter, and said organization’s selection shall be binding upon Landlord and Tenant.

(ii)         Landlord and Tenant shall each submit to the arbitrator, in writing, a good faith determination of the fair market rent for the Premises.

(iii)        The arbitrator selected must choose either Landlord’s or Tenant’s good faith determination of the fair market rent for the Premises and the arbitrator’s choice shall be final and binding upon the parties. In determining the fair market rent for the Premises and which of Landlord’s or Tenant’s determinations to select, the arbitrator shall consider all relevant factors including the condition of the Premises (excluding casualty).

(iv)        From the date of appointment, the arbitrator shall have thirty (30) days within which to render a decision as to the fair market rent for the Premises. If the arbitrator fails to render a decision within the applicable 30-day period, either party shall have the right to apply to the American Arbitration Association for a decision.

(v)         The arbitrator’s determination shall be binding upon the parties. Each of the parties shall pay its own counsel fees and costs they incur, and one-half of the fees of the arbitrator.

(d)         Within thirty (30) days after the date on which the Fair Market Rent is established, Landlord and Tenant shall execute a memorandum, prepared by Landlord and reasonably approved by Tenant, setting forth such Fair Market Rent for the Renewal Term, but the failure of the parties to execute such memorandum shall not affect any election or any other provisions of this Article 2 from becoming effective in accordance with their terms, and such provisions shall be binding upon the parties hereto regardless of whether such memorandum is executed.

ARTICLE 3. Purpose and Use

Section 3.01      Provided such use is in full compliance with all applicable laws, statutes, codes, ordinances, rules and regulations, including, without limitation, the local zoning ordinance, Tenant may use and occupy the Premises only for (i) office, light assembly, warehouse and applications laboratory, and (ii) general office purposes and permitted uses incidental thereto. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose.

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ARTICLE 4. Rent

Section 4.01      Tenant covenants to pay to Landlord in lawful United States currency the Annual Base Rent. All Annual Base Rent shall be payable, in equal monthly installments, in advance, beginning on the Commencement Date, and continuing on the first day of each and every calendar month thereafter during the Term, provided that no Annual Base Rent shall be payable during the Free Rent Period. Should the Commencement Date fall on a day other than the first day of the month, then Tenant shall pay Rent for the fractional month commencing on the Commencement Date and ending on the last day of the month in which the Commencement Date occurs on a per diem basis (calculated on the basis of a thirty-day month), payable upon occupancy of the Premises by Tenant. All Rent, including, without limitation, Additional Rent, and other payments to Landlord under this Lease shall be paid to Landlord, without demand, setoff, or deduction whatsoever, except as specifically provided in this Lease, at Landlord’s Notice Address or at such other place as Landlord shall designate in writing to Tenant. Except to the extent otherwise provided herein, Tenant’s obligations to pay Rent and other amounts due under this Lease are covenants independent of the Landlord’s obligations under this Lease.

Section 4.02      All monetary obligations of Tenant to Landlord under this Lease, of any type or nature, other than Annual Base Rent, shall be denominated as “Additional Rent”. Landlord shall have the same rights and remedies with respect to defaults in the payment of Additional Rent as set forth in this Lease with respect to payment of Annual Base Rent. The term “Rent” when used in this Lease shall be deemed to include Annual Base Rent and all forms of Additional Rent.

ARTICLE 5. Expenses

Section 5.01      Tenant shall pay to Landlord, as Additional Rent, in accordance with the terms and provisions of this Article, Tenant’s Allocated Share of the Expenses (payable, in advance, in monthly installments) during the entire Term, including the Free Rent Period.

Section 5.02

(a)         Landlord shall reasonably estimate the Expenses which will be payable for each calendar year during the Term in advance and Tenant shall pay one-twelfth (1/12) of its Allocated Share of such Expenses monthly in advance commencing on the Commencement Date, together with the payment of Base Rent if Base Rent is payable for such month. Within one hundred twenty (120) days after the end of each calendar year, or as soon as possible after such 120 day period, Landlord shall furnish Tenant a statement, in reasonable detail, of the actual Expenses for the year and an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount actually owed by Tenant for its Allocated Share of Expenses for such year and Tenant shall receive reimbursement for any overpayments. Any payment adjustment owed by Tenant will be due and payable within sixty (60) days of delivery of the statement to Tenant. Any refund will be promptly credited in full against Tenant’s monthly Additional Rent obligations or promptly paid in full to Tenant if the Term has expired. Landlord’s estimate of the Expenses for the calendar year 2015 is $1.76 per square foot of rentable area. Tenant shall not be liable for “Controllable Expenses” in any calendar year, beginning in 2016, that exceed 105% of the Controllable Expenses for the prior calendar year. “Controllable Expenses” means all Expenses other than utility charges, trash and snow removal costs, insurance premiums, and clean-up costs incurred due to weather events such as hurricanes.

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(b)         Tenant waives and releases any and all objections or claims relating to Expenses for any calendar year unless, within sixty (60) days after Landlord provides Tenant with the annual statement of the actual Expenses for the calendar year, Tenant provides Landlord with written notice that it disputes the accuracy of the statement or its appropriateness, which notice shall specify the particular respects in which the statement is allegedly inaccurate or inappropriate. If Tenant shall dispute the statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the disputed statement. Tenant, or its authorized agent, shall have the right, at its own cost and expense, to inspect and/or audit (using an auditor other than a contingent fee auditor). Landlord’s detailed records for such calendar year with respect to Tenant’s Allocated Share of Expenses. Within fifteen (15) Business Days after Tenant’s written notice to Landlord of its desire to review Landlord’s books and records, Landlord will make available to Tenant or Tenant’s representative at Landlord’s office where the records are kept, the general ledger for the Building Project, all statements and invoices for items included in Expenses, and all escalation worksheets and their supporting documentation for the year being reviewed. Landlord shall cooperate with Tenant in making all pertinent records available to Tenant for inspection. Upon completion of the audit, Tenant’s auditor shall be required to deliver a copy of the audit promptly to both Landlord and Tenant. If Landlord and Tenant agree that such audit discloses that the amount paid by Tenant as Tenant’s Allocated Share of Expenses has been overstated then, repay such overpayment to Tenant (or credit same to the Additional Rent obligations) as set forth above. If Tenant believes that such audit establishes an overstatement and Landlord disagrees with that conclusion, the parties will meet and attempt, in good faith, to resolve the disagreement. If the parties are unable to reach agreement within thirty (30) days of the date Tenant’s audit results are delivered to both Landlord and Tenant, then, within ten (10) Business Days thereafter, the parties shall select a qualified CPA, that has not worked for either party, to act as an arbitrator. The CPA shall render his/her decision within thirty (30) days and the decision of the CPA shall be final and binding on the parties. If the parties are unable to agree on a CPA, the parties shall submit a request to the nearest Chapter of the American Arbitration Association for the designation of a CPA. The costs of any such arbitration shall be shared equally by Landlord and Tenant. In the event that Tenant’s audit reveals an overpayment of 5% or more, then Landlord shall pay Tenant’s reasonable expenses associated with such audit, including the costs of any arbitration, not to exceed $5,000 plus the amount of any costs incurred by Tenant as the result of Landlord’s failure to reasonably cooperate in the making of its records available for Tenant’s audit.

Section 5.03      In no event shall the Base Rent under this Lease be increased or reduced by virtue of this Article.

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Section 5.04      If the Commencement Date is not March 1, then the Additional Rent due under this section for the first year of the Term shall be a proportionate share of the Additional Rent for the entire year, such proportionate share to be based upon the length of time that the Term will be in existence during such first year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default), whether such date is the date set forth in this Lease for the expiration of the Term or any prior or subsequent date, a proportionate share of the Expenses for the year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if not previously billed and paid. Such proportionate share shall be based upon the number of days that this Lease shall have been in existence during such year. Notwithstanding any expiration or sooner termination of this Lease, Landlord shall, as soon as reasonably practicable, compute the Additional Rent due from Tenant, as aforesaid, which computations shall either be based on that year’s actual figures or be an estimate based upon the most recent statements previously prepared by Landlord and furnished to Tenant under this section. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the year’s actual figures promptly after they are available, and within ten (10) days after such statement or statements Landlord and Tenant shall make appropriate adjustments of any estimated payments previously made.

Section 5.05      If any statement of Expenses is not delivered to Tenant within one hundred eighty (180) days of the date when it is due under this Lease, then Tenant shall be relieved of any obligation to make any payment of the difference between the actual amount of its Allocated Share of Expenses and the amount of Tenant’s estimated payment of Expenses for the period for which the statement was not timely delivered.

Section 5.06      Should the Commencement Date fall on a day other than the first day of the month, then Tenant shall pay Additional Rent for the fractional month commencing on the Commencement Date and ending on the last day of the month in which the Commencement Date occurs on a per diem basis (calculated on the basis of a thirty-day month), payable upon occupancy of the Premises by Tenant.

ARTICLE 6. Taxes

Section 6.01

(a)         Tenant shall pay monthly to Landlord, as Additional Rent, any sales, use, or other tax (excluding State and/or Federal Income Tax) now or hereafter imposed by the United States of America, the State in which the Premises are located, or any political subdivision thereof, upon any form of Rents due under this Lease, or in substitution for any such Rents, notwithstanding the fact that the statute, ordinance, or enactment imposing the same may endeavor to impose the tax on Landlord.

(b)         Tenant shall pay to Landlord, as Additional Rent, in accordance with the terms and provisions of this Article, Tenant’s Allocated Share of the Real Estate Taxes.

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(c)         Landlord shall notify Tenant of the amount of Tenant’s Allocated Share of the Real Estate Taxes payable for each calendar year during the Term in advance (or if the Real Estate Taxes have not been determined for the calendar year, Landlord shall provide a reasonable estimate of Tenant’s Allocated Share of the Real Estate Taxes) and Tenant shall pay one-twelfth (1/12) of Tenant’s Allocated Share of such Real Estate Taxes monthly in advance, together with the payment of Base Rent. Within one hundred twenty (120) days after the end of each real estate tax year, or as soon as possible after such 120 day period, Landlord shall furnish Tenant a statement of the actual Real Estate Taxes for the year; and an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount actually owed by Tenant for Real Estate Taxes for such year and Tenant shall receive reimbursement for any overpayments. Any payment adjustment owed by Tenant will be due and payable within sixty (60) days of delivery of the statement to Tenant. Any refund will be immediately credited in full against Tenant’s monthly Rent obligations or immediately paid in full to Tenant if the Term has expired. Landlord’s estimate of the Real Estate Taxes for the fiscal year commencing July 1, 2015 is $1.09 per square foot of rentable area.

(d)         Tenant waives and releases any and all objections or claims relating to Real Estate Taxes for any real estate tax year unless, within sixty (60) days after the end of the calendar year or, if Real Estate Tax payments are based on an estimate for a calendar year, within sixty (60) days after Landlord provides Tenant with the annual statement of the actual Real Estate Taxes for the real estate tax year, Tenant provides Landlord with written notice that it disputes the accuracy of the statement or its appropriateness. If Tenant shall dispute the statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the disputed statement. Tenant, or its authorized agent, shall have the right, at its own cost and expense, to inspect and/or audit Landlord’s detailed records for such calendar year with respect to Tenant’s Allocated Share of Real Estate Taxes. Within fifteen (15) Business Days after Tenant’s written notice to Landlord of its desire to review Landlord’s books and records, Landlord will make available to Tenant or Tenant’s representative at Landlord’s office where the records are kept, all of Landlords Records with respect to the Real Estate Taxes for the year being reviewed. Landlord shall cooperate with Tenant in making all pertinent records available to Tenant for inspection. Upon completion of the audit, Tenant’s auditor shall be required to deliver a copy of the audit promptly to both Landlord and Tenant. If Landlord and Tenant agree that such audit discloses that the amount paid by Tenant as Tenant’s Allocated Share of Real Estate Taxes has been overstated then, repay such overpayment to Tenant (or credit same to the Additional Rent obligations) as set forth above. If Tenant believes that such audit establishes an overstatement and Landlord disagrees with that conclusion, the parties will meet and attempt, in good faith, to resolve the disagreement. If the parties are unable to reach agreement within thirty (30) days of the date Tenant’s audit results are delivered to both Landlord and Tenant, then, within ten (10) Business Days thereafter, the parties shall select a qualified CPA, that has not worked for either party, to act as an arbitrator. The CPA shall render his/her decision within thirty (30) days and the decision of the CPA shall be final and binding on the parties. If the parties are unable to agree on a CPA, the parties shall submit a request to the nearest Chapter of the American Arbitration Association for the designation of a CPA. The costs of any such arbitration shall be shared equally by Landlord and Tenant. In the event that Tenant’s audit reveals an overpayment of 5% or more, then Landlord shall pay Tenant’s reasonable expenses associated with such audit, including the costs of any arbitration.

Section 6.02      Tenant shall pay before delinquency all personal property taxes and assessments and other taxes or charges which are levied or assessed on Tenant’s furniture, fixtures, trade fixtures, equipment, and other property located in the Premises and on additions and improvements to the Premises belonging to Tenant. In addition, Tenant shall pay any and all Real Estate Taxes and other ad valorem property taxes levied or assessed by any governmental authority against the leasehold interest of Tenant in the Premises.

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Section 6.03      In no event shall the Base Rent under this Lease be increased or reduced by virtue of this Article.

Section 6.04      If the Commencement Date is not the first day of the real estate tax year, then the Additional Rent due under Section 6.01 for the first year of the Term shall be a proportionate share of the Additional Rent for the entire year, such proportionate share to be based upon the length of time that the Term will be in existence during such first real estate tax year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default), whether such date is the date set forth in this Lease for the expiration of the Term or any prior or subsequent date, a proportionate share of the Real Estate Taxes for the real estate tax year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if not previously billed and paid. Such proportionate share shall be based upon the number of days that this Lease shall have been in existence during such year. Notwithstanding any expiration or sooner termination of this Lease, Landlord shall, as soon as reasonably practicable, compute the Additional Rent due from Tenant, as aforesaid, which computations shall either be based on that year’s actual figures or be an estimate based upon the most recent statements previously prepared by Landlord and furnished to Tenant under this Article. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the real estate tax year’s actual figures promptly after they are available, and within ten (10) days after such statement or statements Landlord and Tenant shall make appropriate adjustments of any estimated payments previously made.

Section 6.05      If any statement of Real Estate Taxes is not delivered to Tenant within one hundred eighty (180) days of the date when it is due under this Lease, then Tenant shall be relieved of any obligation to make any payment of the difference between the actual amount of its Allocated Share of Real Estate Taxes and the amount of Tenant’s estimated payment of Real Estate Taxes for the period for which the statement was not timely delivered.

ARTICLE 7. Assignment or Subletting

Section 7.01      Except as provided in Section 7.02, Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord. Landlord agrees that it will not unreasonably withhold its consent. Landlord will be deemed reasonable in withholding its consent based on any of the following factors: (i) the financial condition of the proposed assignee or subtenant is not consistent with Landlord’s then current, but reasonable, underwriting standards for tenants of the Building Project; (ii) the proposed assignee’s or subtenant’s use is not in keeping with the quality of the Building Project; (iii) the proposed assignee or subtenant has a poor business reputation; (iv) the proposed assignee or subtenant is an existing tenant in any other space in the Building or has, within the last one hundred twenty (120) days, had discussions with Landlord with respect to leasing other space in the Building; or (v) Tenant is in default under any of the provisions of this Lease which is continuing. If Tenant desires to assign or sublease, Tenant must provide ten (10) Business Days’ prior written notice to Landlord describing the proposed transaction in reasonable detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to enable Landlord evaluate the proposed transaction. Landlord shall notify Tenant within said ten (10) Business Days of its receipt of such notice, documentation and information, whether Landlord elects to exercise its recapture right under Section 7.11, and, if not, whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such ten (10) Business Day period, Tenant shall give Landlord a second written notice clearly marked “Second Notice” requesting Landlord’s consent within five (5) Business Days, whereupon Landlord’s nonresponse within said period will be deemed a consent. One consent shall not be the basis for any further consent. The foregoing notwithstanding, Landlord shall have no recapture rights for subleases which, along with other then existing subleases, constitute less than thirty percent (30%) of the Premises, nor for any subleases or assignments for which Landlord has no consent rights pursuant to Section 7.02.

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Section 7.02      Notwithstanding the foregoing, Tenant may assign this Lease, or sublease part or all of the Premises, without Landlord’s prior consent, to: (i) any corporation, limited liability company, partnership or other legal entity that controls, is controlled by, or is under common control with, Tenant (each a “Tenant Affiliate”); or (ii) any corporation, limited liability company, or other legal entity resulting from the merger or consolidation with Tenant or to any entity that acquires all or substantially all of Tenant’s assets as a going concern of the business that is being conducted on the Premises (“Permitted Transferee”); provided however, the assignor in either clause (i) or (ii) above, remains liable under the Lease as a principal (and not as a surety) and the assignee or subtenant is a bona fide entity and assumes the obligations of Tenant, has a net worth at least equal to the net worth of Tenant on the Commencement Date and continues the same Permitted Use as provided under Article 3. No such assignment shall be effective unless Tenant delivers to Landlord a written assignment of the Lease executed by the assignee pursuant to which the assignee assumes all of the obligations of Tenant under this Lease from and after the date of the assignment.

Section 7.03      Landlord must be given at least ten (10) days prior written notice of every assignment or subletting, which may be made without Landlord’s prior consent, and failure to do so shall constitute a default hereunder.

Section 7.04      Except as otherwise expressly provided herein, this Lease shall not be assignable by operation of any law. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

Section 7.05      Any assignment or sublease for which Landlord’s consent is required shall not include the right to exercise any options to renew the Term, expand the Premises, cancel the Lease, or similar options, unless specifically provided for in the consent.

Section 7.06      No assignment or sublease shall release Tenant of any of its obligations under this Lease.

Section 7.07      If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord which is not cured within any applicable grace or cure period, then Landlord is authorized, at its option, to collect all sublease rents directly from the subtenant.

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Section 7.08      If Tenant assigns this Lease or subleases all or part of the Premises (other than pursuant to Section 7.02 hereof), Tenant shall pay to Landlord (promptly following receipt) fifty percent (50%) of (i) the amount by which all sublease rental and other payments received by Tenant from any subtenant with respect to the Premises, minus any reasonable costs incurred by Tenant in obtaining such sublease such as, without limitation, legal, advertising, consulting, brokerage and other leasing and renovation costs, exceeds the total of the rental or other amounts payable by Tenant pursuant to this Lease for the portion of the Premises subleased, with the rental or other amounts payable by Tenant for the Premises allocated on the basis of square footage and (ii) the amount of any consideration with respect to the Premises received by Tenant from an assignment. The provisions of this Section shall apply regardless of whether or not such assignment, subleasing or occupation is made in compliance with the terms of this Lease. Any payments made to Landlord pursuant to these provisions, or Landlord’s acceptance or endorsement thereof, shall not constitute a consent to any assignment, subleasing or occupation or cure any default under this Lease.

Section 7.09      Tenant shall reimburse Landlord for all third party, out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, architects fees and engineering fees) not to exceed $2,000 incurred by Landlord in connection with any assignment or sublease transaction for which consent is required unless Landlord elects to recapture the space.

Section 7.10      Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease.

ARTICLE 8. Tenant’s Compliance; Insurance Requirements

Section 8.01      Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, and Tenant, Commercial General Liability Insurance (ISO CGL Form CG0001 or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least Two Million Dollars ($2,000,000.00), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient.

Section 8.02      Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any Tenant Specialty Items to the Premises. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s Property, regardless of the cause of the loss or damage.

Section 8.03      Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance; (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry; and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days’ prior notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may (after notice to Tenant and five (5) days to cure) obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

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Section 8.04      Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VIII in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord and current or future Mortgagee as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to Landlord; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding Ten Thousand Dollars ($10,000.00), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

Section 8.05      Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement cost of the Building and shall maintain Commercial General Liability Insurance with respect to the Building Project with a combined single limit, each Occurrence and General Aggregate of at least Two Million. Dollars ($2,000,000), which policy shall insure against liability of Landlord for Landlord’s negligence in connection with the Building Project and shall insure the indemnity provisions contained in this Lease.

Section 8.06      Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, members, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to the Premises or any other property due to fire or other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any property, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of property insurance carried or maintained pursuant to this Lease, Tenant and Landlord each waive the insurance carriers’ rights of subrogation. Each policy of property insurance maintained by either Landlord or Tenant shall permit the prospective waiver of claims.

ARTICLE 9. Default

Section 9.01      Subject to the provisions of Section 9.02, if (i) Tenant defaults in the payment of Base Rent, any Additional Rent, or any other sums payable by it under this Lease when due (a “Monetary Default”); or (ii) Tenant shall default in the performance of any other covenant or agreement of this Lease or any rules and regulations attached to this Lease or promulgated by Landlord pursuant to this Lease (a “Non-Monetary Default”); or (iii) Tenant shall become bankrupt or insolvent or make a general assignment for the benefit of creditors or take the benefit of any insolvency act, or if any debtor proceedings be taken by or against Tenant and such proceedings taken against Tenant shall not have been vacated or set aside within sixty (60) days from the date of filing; or (iv) a receiver or trustee in bankruptcy be appointed for the Tenant’s property and such appointment be not vacated and set aside within sixty (60) days from the date of such appointment; or (v) the leasehold estate granted to Tenant by this Lease shall be taken on execution or other process of law or equity in any action against Tenant; then Tenant shall be in default under this Lease.

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Section 9.02      Notwithstanding anything contained in this Lease to the contrary, Tenant shall have a period of five (5) Business Days after written notice from Landlord to cure a Monetary Default and a period of thirty (30) days after written notice from Landlord to cure a Non-Monetary Default; provided, however, Tenant will not be entitled to more than two (2) notices in any twelve (12) consecutive month period for any Monetary Default in any regularly scheduled payment under, or any Non-Monetary Default of the same provision of, this Lease and the third default within such twelve (12) month period will not be subject to cure as aforesaid. In addition, provided that Landlord or the Building Project is not otherwise jeopardized, the grace period for a Non-Monetary Default shall be extended if the default is of a nature that it cannot, with due diligence, be completely cured within the thirty (30) day period solely as a result of non-financial circumstances outside of Tenant’s control, provided that Tenant has promptly commenced all appropriate actions to cure the default and such actions are thereafter diligently and continuously pursued by Tenant in good faith. In no event, however, shall the grace period exceed a total of ninety (90) days. If the Monetary or Non-Monetary Default is not cured prior to the expiration of the applicable grace period, then Landlord may pursue any or all of its remedies.

Section 9.03      In the event of a default by Tenant, after the expiration of any applicable grace period, in addition to any and all other remedies available to Landlord at law or in equity, Landlord may:

(a)          Terminate this Lease and any right of renewal and retake possession of the Premises;

(b)          Enter the Premises and relet the same or any part of the Premises in the name of Landlord, or otherwise, as Tenant’s agent, for a term shorter or longer than the balance of the Term, and may grant concessions or free Rent in connection therewith, thereby terminating Tenant’s right to possess the Premises. Landlord agrees that, subject to the provisions of Section 9.05, it will use reasonable efforts to relet the Premises, but its failure to do so, or its failure to collect rent on reletting, shall not affect Tenant’s liability under this Lease. In the event that Landlord relets all or part of the Premises to a substitute tenant for any portion of the unexpired Term of the Lease, then Tenant’s liability for any Rent accruing under this Lease for such period shall be reduced by the amount of Rent paid by such substitute tenant (after deducting the Reletting Expenses from the Rent collected from such substitute tenant), provided, however, that Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the Rent provided in this Lease. Any entry or re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Tenant from liability under this Lease. “Re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease or to accept a surrender of the Premises unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default;

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(c)          Stand by and do nothing, and hold Tenant liable for all Base Rent and Additional Rent payable under this Lease through the remainder of the Term;

(d)          Obtain injunctive and declaratory relief, temporary or permanent, or both, against Tenant or any acts, conduct, or omissions of Tenant, and further to obtain specific performance of any term, covenant, or condition of this Lease;

(e)          After regaining possession of the Premises, remove all or any part of Tenant’s property from the Premises and any property removed may be stored at the cost of, and for the account of, Tenant. Landlord may retain possession of such property until all storage charges and all other amounts owed by Tenant to Landlord under this Default section have been paid in full. Nothing set forth in this subsection shall limit Landlord’s rights to enforce any rights in favor of Landlord against any such property of Tenant; and

(f)          If all or any part of the Premises is then assigned, sublet, transferred, or occupied by someone other than Tenant, Landlord, at its option, may collect directly from the assignee, subtenant, transferee, or occupant all Rent becoming due to Tenant by reason of the assignment, sublease, transfer, or occupancy. Any collection directly by Landlord from the assignee, subtenant, transferee, or occupant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

Section 9.04      If Landlord exercises the remedies provided in Section 9.03(b) or Section 9.03(c), Landlord may declare the entire balance of all forms of Rent due under this Lease for the remainder of the Term to be forthwith due and payable and may collect by distress or otherwise an amount equal to the then present value of (a) such Rents minus (b) the aggregate reasonable rental value of the Premises for the same period (calculated using a discount equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the date of expiration of the Term), plus (c) the costs of recovering the Premises, plus (d) the unpaid rent earned as of the date of termination. Notwithstanding the foregoing, Landlord shall have a duty to reasonably mitigate its damages following any Tenant default. In addition, Landlord’s damages available under the Lease shall preclude any duplicative recoveries for the same injury suffered and shall not exceed the Rent due and payable up to the time of default, plus the costs reasonably incurred by Landlord as a result of such default, plus any lawful late charges and/or interest provided in the Lease, plus the then discounted present value of the difference, if any, between (a) the then remaining Rent reserved under the Lease, and (b) the fair market rental value of the Premises for the then balance of the Term.

Section 9.05      In determining whether Landlord has used reasonable efforts to relet the Premises, or any part thereof, the following shall apply:

(a)          Landlord reserves the right to lease any other comparable space available in the Building, or in other buildings or projects located within one (1) mile of the Project, owned, operated, or managed by Landlord or its Affiliates, prior to offering the Premises, or any part thereof, for lease;

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(b)          Landlord reserves the right to refuse to lease the Premises, or any part thereof, to any prospective new tenant which: (1) is a Tenant Affiliate, (2) is not acceptable to Landlord’s lender, (3) requires material improvements beyond new carpet and new paint to the Premises, (4) is unwilling to accept lease terms reasonably proposed by Landlord, including: (A) leasing for a shorter or longer term than remains under this Lease, (B) re-configuring or combining the Premises with other space, and/or (C) taking all or only part of the Premises; (5) in the good faith business judgment of Landlord, is of a character that is not in keeping with the standards of Landlord for the Building Project, or which proposes to use the Premises for a use that is not appropriate for or compatible with the Building Project; (6) has a negative reputation in the business or legal community or as to which Landlord has a good faith business reason for not having such proposed new tenant as an occupant of the Building Project (e.g., a prior negative relationship between Landlord and such proposed new tenant); (7) does not have the financial strength and/or creditworthiness, in Landlord’s good faith business judgment, sufficient to satisfy and perform Tenant’s obligations under this Lease; or (8) in any other way does not meet Landlord’s reasonable standards and criteria for leasing other comparable space in the Building.

(c)          Landlord reserves the right to refuse to lease the Premises, or any part thereof, to any prospective new tenant for any of the reasons set forth in Section 7.01, above, pertaining to assignment and/or subletting.

(d)          Without limiting the generality of the efforts of Landlord that constitute “reasonable efforts” to relet, Landlord shall be presumed to have used reasonable efforts under the circumstances if it does not accept a prospective tenant for any of the reasons set forth in subparagraphs (b) or (c) above, in Landlord’s good faith business judgment.

In any proceedings to enforce Tenant’s obligations, Landlord shall be presumed to have used reasonable efforts to relet the Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.

Section 9.06      Should Tenant default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed pursuant to this Lease, which is not cured within any applicable grace or cure period, Landlord may, upon prior written notice to Tenant, perform the obligations of Tenant, and if Landlord, in connection therewith, makes any reasonable expenditures or incurs any obligation for the payment of money, including, but not limited to, reasonable attorneys’ fees, such sums so paid or obligations incurred shall be deemed to be Additional Rent under this Lease and shall be paid by Tenant to Landlord within five (5) Business Days of rendition of a bill or statement to Tenant therefor. If the Term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages. This section shall survive the expiration or sooner termination of this Lease.

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Section 9.07      Tenant consents that any legal action or proceeding arising out of or in any way connected with this Lease may be instituted or brought by Landlord or its agents in any court (federal or state) located in Fairfield County, Connecticut, and submits to the jurisdiction of such court in any such legal action or proceeding. In addition, Tenant waives any objection that Tenant may now or hereafter have to the laying of venue of any action or proceeding in such courts, and further waives the right to plead or claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.08      The remedies provided in this Lease or presently or hereafter existing at law or in equity shall be cumulative and concurrent, and may be exercised as often as occasion therefor shall occur. No single or partial exercise by Landlord of any remedy shall preclude any other or further exercise of such remedy or of any other remedy.

Section 9.09      If any payment due Landlord under this Lease shall not be paid within five (5) days of the date when due, Tenant shall pay, in addition to the payment then due, an administrative charge equal to five (5%) percent of the past due payment.

Section 9.10      All overdue installments of Base Rent and Additional Rent shall bear interest at the lesser of: (i) the Prime Rate in effect as of the date when the installment was due, plus 500 basis points; or (ii) the Maximum Rate, accruing from the date the obligation arose through the date payment is actually received by Landlord. Interest shall not be payable on late charges incurred by Tenant.

Section 9.11      Landlord shall be in default under this Lease if Landlord has not cured any failure of Landlord to meet its obligations under this Lease within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Provided that Tenant or the Building Project is not otherwise jeopardized, the grace period for a default by Landlord shall be extended if the default is of a nature that it cannot, with due diligence, be completely cured within the thirty (30) day period solely as a result of non-financial circumstances outside of Landlord’s control, provided that Landlord has promptly commenced all appropriate actions to cure the default and such actions are thereafter diligently and continuously pursued by Landlord in good faith. In no event, however, shall the grace period exceed a total of ninety (90) days. Except as otherwise provided in this Lease, in the event of a default by Landlord, Tenant shall be entitled to any remedies available at law or in equity. Notwithstanding anything in this Lease to the contrary, Landlord shall never be liable to Tenant in the event of a default by Landlord or otherwise under any provision of this Lease for any loss of business or profits or other consequential damages or for punitive or special damages of any kind. None of Landlord’s officers, employees, agents, directors, shareholders, or partners shall ever have any personal liability to Tenant under or in connection with this Lease.

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ARTICLE 10. Alterations

Section 10.01      Tenant shall make no alterations, installations, additions or improvements (“Alterations”) in or to the Premises without Landlord’s prior written consent, and then only by contractors approved by Landlord. Tenant shall ensure that its contractors maintain labor harmony in the Building. All contractors shall be required to comply with Landlord’s reasonable construction rules in effect from time to time including those set forth on Exhibit D. Alterations of a purely decorative nature, such as painting or wallpapering, and which do not require a building permit shall not require Landlord’s approval, but shall be required to comply with all other provisions of this Article 10. Except for the initial Tenant Improvements, all Alterations shall be performed at Tenant’s sole expense. All Alterations shall be performed at such times and in such manner as Landlord may from time to time designate and in full compliance with all applicable statutes, laws, codes, ordinance, rules and regulations and with all governmental authorities having jurisdiction thereof. All Alterations made or affixed to the Building including the initial Tenant Improvements shall, if Landlord so elects, become the property of Landlord and remain upon, and be surrendered with the Premises at the termination of this Lease, provided that Landlord shall notify Tenant of such election at the time Landlord gives its consent to the Alteration. Tenant shall remove all Alterations that have not become the property of Landlord, including, without limitation, any initial Tenant Improvements designated by Landlord to be removed at Tenant’s sole expense and shall restore the Premises to the condition prior to the installation of such Alterations; provided, however, Tenant shall not be required to remove any Tenant Improvements unless they constitute Tenant Specialty Items (hereinafter defined in Article 29). Tenant shall correct or replace any installation that causes damage to or failure of any Building facility or service. In the event that Tenant fails to correct such installation, Landlord may make such correction and charge Tenant for the cost thereof. Any sums so expended by Landlord shall be deemed Additional Rent.

Section 10.02      Prior to commencing any Alterations, Tenant shall furnish to Landlord all of the following:

(a)          Unconditional waivers of mechanics’ lien rights signed by all parties to perform any work or furnish materials in connection with any Alterations which waivers shall be filed by Landlord at Tenant’s expense; provided, however, if unconditional waivers of mechanics lien rights in advance are not possible or customary, mechanics lien waivers may be provided as the work progresses in a manner and on a schedule agreed upon by Landlord;

(b)          Copies of all governmental permits and authorizations which may be required in connection with such work;

(c)          A certificate evidencing that Tenant’s contractors have procured the insurance described in Exhibit D;

(d)          If requested by Landlord, builder’s risk coverage in an amount equal to the cost of the Alterations; and

(e)          Plans and specifications for such Alterations complying with applicable building code.

Section 10.03      Notwithstanding the provisions of Section 10.02, if any mechanics’ lien or attachment is filed against the Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s sole cost. If Tenant fails to discharge such mechanic’s lien or attachment within said thirty (30) day period, Landlord may, but is not obligated to do so, by payment without inquiring into the validity of said lien or attachment. All costs incurred by Landlord in discharging any such lien or attachment shall be deemed Additional Rent.

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Section 10.04      Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific Alterations, addition, improvement or repair to the Premises or any part thereof. Nothing in this Lease or in any other document executed by Landlord shall be construed to constitute an acknowledgment that any work done or material provided by any contractor, subcontractor or materialman of Tenant was done or provided for the immediate use and benefit of Landlord.

ARTICLE 11. Access to Premises

Section 11.01      Landlord reserves the right to install, use, maintain, and repair pipes, ducts, and conduits in and through the Premises. Landlord and persons authorized by Landlord may enter the Premises at any time without notice to Tenant in the event of an emergency involving the threat of injury to persons or damage to property in or around the Premises or the Building Project; provided, however, Landlord shall give Tenant such notice as shall be deemed by Landlord as practicable under the circumstances. Landlord and persons authorized by Landlord shall also have the right to enter the Premises at all reasonable times and upon reasonable advance written notice for the purposes of making inspections, repairs, replacements, and improvements which may be Landlord’s obligation under this Lease or which Landlord deems necessary for the safety, protection, or preservation of the Building Project or when such entry will facilitate repairs, alterations, or additions to the Building Project or any tenant’s premises. If reasonably necessary for the protection and safety of Tenant and its agents and employees, Landlord may temporarily close the Premises, or portions thereof, to perform repairs, alterations, or additions to the Building Project, so long as Landlord shall use reasonable efforts to perform all such work after Normal Business Hours.

Section 11.02      Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest in the Premises or others with a legitimate purpose during Normal Business Hours after not less than one (1) business day advance oral or written notice. During the last nine (9) months of the Term, Landlord or its agents may exhibit the Premises to prospective tenants during Normal Business Hours. A representative of Tenant shall be permitted to accompany those persons entering the Premises.

Section 11.03      Except in the event of emergency, all access to the Premises pursuant to this Article 11 shall be on not less than one (1) business day prior notice to Tenant.

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ARTICLE 12. Building Project and Common Areas

Section 12.01      Landlord shall make available within the Building Project such areas and facilities (the “Common Areas”) including, but not limited to, walkways, landscaped and planted areas, parking facilities, and loading docks as Landlord shall, acting in good faith, deem appropriate. Landlord shall operate, manage, equip, light, repair, and maintain the Common Areas for their intended purposes and for such purposes may incur expenses as Landlord shall, in its good faith determination applying sound accounting and property management principles, deem appropriate, all of which expenses shall be included within the definition of Expenses. Landlord may, at any time and from time to time, without the same constituting an actual or constructive eviction, and without otherwise incurring any liability to Tenant, increase, reduce, or change the number, type, size, location, elevation, nature, and use of any of the Common Areas, make improvements, alterations, or additions to the Building Project, remove or change the arrangement and/or location of entrances or passageways, corridors, elevators, stairs, public restrooms, or other public parts of the Building Project, and change the name or number by which the Building Project is known, provided, however, that such alterations shall not materially impair Tenant’s ability to use or access the Premises or the Common Areas. Notwithstanding the foregoing, Tenant shall have access at all times to the loading docks comprising a part of the Common Areas subject to such reasonable rules and regulations as Landlord deems appropriate for security purposes, occupation and use thereof by other tenants of the Building Project, and such periods of time as such loading docks are unavailable for purposes of maintenance and repairs. Landlord may also temporarily close the other Common Areas to make repairs.

Section 12.02      As long as Tenant is entitled to possession of the Premises, Tenant shall have a non-exclusive right, in common with Landlord, the other tenants of the Building Project, and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time impose. The Common Areas shall at all times be subject to the exclusive control and management of Landlord. Landlord may grant third parties exclusive rights with respect to portions of the Common Areas and any such grant shall not be deemed an infringement on any rights granted to Tenant pursuant to this Lease or otherwise, so long as such rights granted to third parties do not unreasonably interfere with Tenant’s rights under this Lease.

Section 12.03      Tenant shall conform to the reasonable rules and regulations promulgated by Landlord regarding the use of the Building Project of which Tenant is given written notice. No failure of Landlord to enforce such rules and regulations against any other tenant shall be deemed a default by Landlord under this Lease, or excuse compliance with the rules and regulations by Tenant.

ARTICLE 13. Environmental Laws

Section 13.01      If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material is generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all Environmental Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall, at its own cost, at all times comply with the storage provisions and requirements set forth on Exhibit G, attached hereto and incorporated herein by this reference; (iii) Tenant shall promptly provide Landlord or managing agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Premises, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iv) Landlord, its managing agent and their respective agents and employees shall have the right to either or both (x) enter the Premises during normal business hours and (y) conduct appropriate tests, at Tenant’s expense, for the purposes of ascertaining Tenant’s compliance with all applicable Environmental Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; provided, that (aa) Landlord provide reasonable prior notice to Tenant, and (bb) such entry (and/or testing) shall not unreasonably interfere with Tenant’s normal business operations at the Premises and be consistent with Tenant’s reasonable security requirements, and (cc) the inspector, if applicable, shall be skilled and experienced in performing inspections of this type; and (v) if Landlord reasonably believes that Tenant is or will be in default of the provisions of this Section 13.01, upon written request by Landlord or managing agent (no more frequent than once per Lease Year, except in the case of emergency or governmental directive), Tenant shall cause to be performed, and shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises.

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Section 13.02      This Article 13 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Article 13.

Section 13.03      Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (“Tenant Parties”) during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant shall be entitled to respond (in a reasonably appropriate manner) immediately to an emergency without first obtaining such consent. All remediation shall be performed in strict compliance with Laws and to the reasonable satisfaction of Landlord. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings.

Section 13.04      As used herein, the term, “Hazardous Materials,” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Law. The undertakings, covenants and obligations imposed on Tenant under this Article 13 shall survive the termination or expiration of this Lease.

Section 13.05      For the purposes of this Section, the term “Laws” means all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof

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Section 13.06      Landlord represents and warrants that, to Landlord’s knowledge, without investigation, as of the date hereof, there is no violation, and Landlord has not received any written notice of any violation, of any Environmental Laws by the Building Project. In addition, and notwithstanding anything to the contrary in this Section or any other provision of this Lease, Landlord shall be responsible for correcting, at its sole cost and expense (and without including same in Expenses), any violation by the Building Project, or any portion thereof, of Environmental Laws based on conditions existing on the date of this Lease; provided, however, Landlord shall be required to undertake such corrective action only if, and to the extent, corrective action is mandated by a governmental entity, agency, department, board, commission or instrumentality, or by a court of competent jurisdiction. Landlord agrees to pay and shall indemnify Tenant from and against any and all losses, claims, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Tenant as a result of (i) any environmental condition of the Building Project on the date of this Lease and (ii) any breach by Landlord of the foregoing representations, warranties, covenants and agreements contained in this Section.

Section 13.07      This Article shall survive the expiration or sooner termination of this Lease.

ARTICLE 14. Destruction

Section 14.01      If: (i) the Premises shall be so damaged that it will take more than one hundred eighty (180) days to repair same; or (ii) any mortgagee of the Building Project should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt; or (iii) the Premises shall be partially damaged by casualty during the last two (2) years of the Term, and the estimated cost of repair exceeds ten (10%) percent of the Base Rent then remaining to be paid by Tenant for the balance of the Term; then Tenant, in the case of clause (i) or (iii) and Landlord in any such case shall each have the right, by giving the other written notice of the exercise of such right within sixty (60) days after such casualty, to cancel and terminate this Lease, and the balance of the Term shall automatically expire on the date of casualty, or such sooner date as Landlord and Tenant may agree upon.

Section 14.02      If Landlord and Tenant do not have the right to terminate this Lease pursuant to Section 14.01, or if Landlord and Tenant have the right to terminate and do not elect to do so, Landlord shall commence and proceed with reasonable diligence to restore the Building Project and the Premises (including the initial Tenant Improvements but excluding any Tenant Specialty Items) (provided that Landlord shall not be required to restore any unoccupied premises in the Building Project so long as the remainder of the Building Project is restored as a complete architectural unit and the failure to restore shall not affect the remainder of the Building Project as to heat and air conditioning levels and related matters) to substantially the same condition they were in immediately prior to the happening of the casualty. When repairs to the Premises which are Landlord’s obligation pursuant to this section, if any, have been completed by Landlord, Tenant shall complete the restoration or replacement of the Premises and all of Tenant’s Property necessary to permit Tenant’s reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant’s ability to pay such cost prior, and as a condition, to Landlord’s commencement of repair and restoration of any portion of the Premises. In the event the Premises are not substantially restored to a condition rendering same useable within two hundred seventy (270) days after such casualty, Tenant shall have the right to terminate this Lease.

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Section 14.03      Notwithstanding Section 14.01 and Section 14.02: (i) Landlord shall have no duty to restore, rebuild, or replace any Alterations (except the initial Tenant Improvements to the extent not Tenant Specialty Items) or Tenant’s Property; and (ii) Landlord’s obligations to repair, rebuild, or restore the Building Project or the Premises shall exist only to the extent that insurance proceeds are actually received by Landlord in connection with the casualty which gave rise to Landlord’s obligation to repair, rebuild, or restore.

Section 14.04      Rent shall abate in proportion to the portion of the Premises not useable by Tenant as a result of any casualty, as of the date on which the Premises or access thereto becomes unusable. Landlord shall not be liable to Tenant for any delay in restoring the Premises or any inconvenience or annoyance to Tenant or injury to Tenant’s business resulting in any way from such damage or the repairs, Tenant’s sole remedy being the right to an abatement of Rent.

ARTICLE 15. Condemnation

Section 15.01      If during the Term all of the Premises are permanently taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (the “date of such taking”).

Section 15.02      If during the Term only part of the Building is taken or purchased as provided in Section 15.01, then (i) if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty (30) days written notice of such termination; and (ii) if more than one-third of the number of Square Feet in the Premises is included in such taking or purchase (or Tenant’s parking spaces are reduced by more than twenty percent (20%)), Landlord and Tenant shall each have the right to terminate this Lease by giving the other at least thirty (30) days written notice thereof. If either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than sixty (60) days after the date of such taking.

Section 15.03      On any such date of termination under Section 15.01 and Section 15.02, Tenant shall immediately surrender to Landlord the Premises and all interest therein under this Lease. Landlord may re-enter and take possession of the Premises and remove Tenant therefrom, and the Rent shall no longer accrue from the date of termination, except that if the date of such taking differs from the date of termination, Rent shall no longer accrue from the former date in respect of the portion taken. After such termination, and on notice from Landlord stating the Rent then owing, Tenant shall forthwith pay Landlord such Rent.

Section 15.04      If any portion of the Premises (but less than the whole thereof) is so taken and no rights of termination herein conferred are timely exercised, the Term shall end with respect to the portion so taken on the date of such taking. In such event the Rent payable hereunder with respect to such portion so taken shall no longer accrue from such date, and the Rent thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the number of Square Feet in the Premises

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Section 15.05      Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements subject to the rights of any mortgagee of Landlord’s interest in the Land or the Building as their respective interests may appear, and Tenant shall not have nor advance any claim against Landlord for the value of Tenant’s property or Tenant’s leasehold estate or the unexpired Term, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant’s tangible personal property or attributable to Tenant’s relocation expenses provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord’s award. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

ARTICLE 16. Maintenance of Premises

Section 16.01      Landlord warrants that as of the Commencement Date, all building systems servicing the Premises and the Common Areas, including sprinklers, HVAC, electric, plumbing, telephone, sewer, water, security, lighting, and fans, shall be in good working order (subject to the limitation on liability set forth with respect to such warranty in Exhibit C). Landlord shall repair, replace and maintain in good order and condition the structural portions of the Building (i.e., foundation, load bearing walls, exterior walls, and roof) and the Common Areas. Landlord also agrees to replace any HVAC units when they reach the end of their useful life and it is not economical to make any further repairs. All replacements shall be of equal quality and class to the original items replaced. Tenant waives the provisions of any law, or any right Tenant may have under common law, permitting Tenant to make repairs at Landlord’s expense or to withhold Rent or terminate this Lease based on any alleged failure of Landlord to make repairs; provided, however, in the event Tenant obtains a judgment against Landlord for breach by Landlord of any of its obligations to make repairs and such judgment is not paid within thirty (30) days after entry, Tenant shall have the right to offset the amount of such judgment against Rent as it becomes due so long as such amount, together with all other amounts being offset against Rent under any provisions of this Lease shall not exceed twenty-five percent (25%) of the Base Rent due for such month. Any excess will carry over to future months, subject to the cap, until fully recovered. Notwithstanding the foregoing to the contrary, Tenant, and not Landlord, shall be obligated to make any repairs or, at Landlord’s election, to reimburse Landlord for costs incurred to make such repairs, to the Building Project components for which Landlord would otherwise be responsible to the extent that the need for repairs is caused by the misuse of the Leased Premises or Common Areas or other actions by Tenant or its employees, contractors or invitees (for example, damage to a structural wall caused by backing a truck into a dock door at excessive speed). Any costs or expenses incurred by Landlord pursuant to this Section shall be reimbursable if, and to the extent, such costs or expenses are included within the definition of Expenses in Article 1.

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Section 16.02      Except as provided in Section 16.01, Landlord shall have no maintenance obligation with respect to the Premises and no obligation to make any repairs, in, on, or to the Premises. Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement and maintenance of the Premises including plumbing and electrical systems, and all improvements, throughout the Term, except to the extent otherwise expressly set forth in Section 16.01. Tenant shall maintain the Premises (including, without limitation, all fixtures and equipment) in good repair and condition. Without limiting the generality of foregoing, Tenant agrees to repair, replace, and maintain in good order and condition the non-structural interior portions of the Premises, including interior and exterior doors (including loading dock doors), interior and exterior windows, plate and window glass, floors and floor coverings, walls and wall coverings, furniture, fixtures, equipment, and appliances and the electrical, mechanical and plumbing systems serving the Premises, reasonable wear and tear excepted. Tenant shall maintain the Premises without the obligation to make any replacements provided the condition is due to ordinary wear and tear and such condition does not affect the functionality of the Premises (e.g., safety concerns). All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Premises. Tenant shall maintain a preventative maintenance contract on the HVAC system serving the Premises with a professional HVAC service company providing for not less than semi-annual inspections and shall provide a copy of the contract to Landlord. All maintenance and repairs recommended as the result of the periodic inspections or otherwise required to keep the HVAC equipment in working order shall be made by Tenant at its cost and expense subject to reimbursement pursuant to the following sentence. Notwithstanding anything in this Section 16.02 to the contrary, Landlord shall reimburse Tenant for repairs to the HVAC system servicing the Premises that, not including the cost of the preventative maintenance contract maintained by Tenant, exceed $2,500 per year. Landlord shall assign to Tenant, without recourse, all of its right, title and interest in and to (or, at Landlord’s election, enforce against the contractor) any warranties and guarantees (and extensions thereof) from manufacturers, contractors or subcontractors, if available, received by Landlord with respect to Landlord’s Work for any components thereof which Tenant is responsible, pursuant to the provisions of this Section, to maintain, repair or replace.

ARTICLE 17. Estoppel Certificates

From time to time, each party, upon not less than ten (10) Business Days’ prior written request from the other party, shall execute and deliver to the requesting party a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there shall have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the amount of any prepaid Rent or security deposit paid under this Lease; (iii) the dates to which the Rent and other charges have been paid; (iv) if Landlord is the requesting party, whether or not Tenant claims any defenses or offsets with respect to its obligations under this Lease and whether or not, to Tenant’s knowledge, Landlord is in default in the performance of any covenant, agreement, or condition contained in this Lease on its part to be performed, and, if so, specifying each such defense, offset, or default of which Tenant may have knowledge; and (v) such other matters as may be reasonably requested by such party or by institutional lenders and others in similar estoppel certificates. In addition, if requested, Tenant shall provide such financial information concerning Tenant and Tenant’s business operations as may be reasonably requested by any mortgagee, prospective mortgagee, purchaser, or prospective purchaser of the Premises.

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ARTICLE 18. Subordination/Nondisturbance

Section 18.01      This Lease is and shall be subject and subordinate to any ground, overriding, or underlying leases and the rights of the landlords under such leases and to all mortgages which may now or hereafter affect such leases or the Building Project, and to all renewals, modifications, consolidations, replacements, and extensions of such leases and mortgages. This section shall be self-operative and no further instrument of subordination shall be necessary. However, in confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request. The failure of Tenant to execute any such certificate within ten (10) Business Days following written demand by Landlord shall constitute a material default under the terms of this Lease. If any ground or underlying lease is terminated, or any mortgage foreclosed, this Lease shall not terminate or be terminable by Tenant unless Tenant was specifically named in any termination or foreclosure judgment or final order. If any ground or underlying lease is terminated as aforesaid, or if the interest of Landlord under this Lease is transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, or if this Lease is terminated by termination of any lease or by foreclosure of any mortgage to which this Lease is or may be subordinate, then Tenant will, at the option to be exercised in writing by the landlord under any ground or underlying lease or such purchaser, assignee, or tenant, as the case may be (i) attorn to it and will perform for its benefit all the terms, covenants, and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if said landlord or such purchaser, assignee, or tenant were the landlord originally named in this Lease; or (ii) enter into a new lease with the landlord or the purchaser, assignee, or tenant for the remainder of the Term and otherwise on the same terms, conditions, and Rents as provided in this Lease.

Section 18.02      Notwithstanding the foregoing, Tenant’s subordination and attornment to any future mortgages, ground leases or encumbrances shall be conditioned upon its receipt of reasonable and binding nondisturbance agreements protecting Tenant’s tenancy as long as Tenant is not in default of its obligations under the Lease. In addition, Landlord shall obtain such nondisturbance agreement(s) from any and all current mortgagees or ground landlords and provide same to Tenant within fifteen (15) days of the date of the Lease. Landlord represents and warrants that, to the best of its knowledge, it is not in default under its loan with Webster Bank, N.A. (“Lender”) which is secured by a lien on the Building Project, and the mortgage loan permits Landlord to lease the Premises to Tenant as contemplated by this Lease subject to Lender’s consent, which consent has been obtained.

Section 18.03      Landlord agrees to provide Tenant with a non-disturbance agreement executed by the Landlord under any ground, overriding, or underlying lease and any mortgagee or beneficiary of the deed of trust which is superior in title to this Lease whereby such Landlord, mortgagee or beneficiary agrees not to disturb Tenant’s possession and quiet enjoyment of the Premises so long as Tenant is not in default under the terms of this Lease beyond any applicable grace or cure period. The non-disturbance agreement shall include a confirmation that Tenant’s rights under this lease are subordinate to such lease, mortgage or deed of trust and shall be in form and substance reasonably acceptable to Tenant and such Landlord, mortgagee or beneficiary, and the agreement attached as Exhibit F shall be deemed acceptable to Tenant.

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ARTICLE 19. Indemnity

Section 19.01      Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

(a)          Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, lawsuits, and defense costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building Project or the condition, maintenance, repair, alteration, use, occupation or operation of the Premises; (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease; or (iii) any act or omission of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant, provided that Tenant shall have no obligation to indemnify Landlord and Tenant’s indemnity specifically excludes any liabilities, claims, or expenses arising from the negligence or willful misconduct of Landlord or Landlord's agents, employees, or contractors, or arising from Landlord's breach of its obligations or representations under the Lease.

(b)          If any such action is brought against Landlord, then Tenant, upon notice from Landlord, shall defend the same through counsel reasonably acceptable to Landlord. The provisions of this Section shall survive the termination of this Lease.

Section 19.02      Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Landlord agrees as follows:

(a)          Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, liabilities, lawsuits, and defense costs or expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Landlord in or about the Premises or the Building or the condition, maintenance, repair, alteration, use, occupation or operation of the common areas of the Building Project; (ii) any breach or default by Landlord in the performance of any of its obligations under this Lease; or (iii) any act or omission of Landlord, or any officer, agent, employee, contractor, servant of Landlord, provided that Landlord shall have no obligation to indemnify Tenant for any claim arising out of the negligent or willful misconduct of Tenant.

(b)          If any such action is brought against Tenant, then Landlord, upon notice from Tenant, shall defend the same through counsel reasonably acceptable to Tenant. The provisions of this Section shall survive the termination of this Lease.

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ARTICLE 20. Anti-Waiver

The failure of a party to insist upon the strict performance of any provision of this Lease or to exercise any remedy for any default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being a default. No notice to or demand on a party shall of itself entitle such party to any other or further notice or demand in similar or other circumstances. No waiver shall be effective unless expressed in writing and signed by the waiving party. The receipt by Landlord of any Rent after default on the part of Tenant (whether such Rent is due before or after such default) shall not be deemed to operate as a waiver of the right of Landlord to enforce the payment of any other Rent reserved in this Lease which may be due and owing at such time, or otherwise, or to pursue any other remedies provided in this Lease or otherwise available to Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent actually owed pursuant to the terms of this Lease shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement of, or statement on, any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided under this Lease. No act of Landlord shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The acceptance of the keys to the Premises by the Landlord from the Tenant prior to the termination of this Lease will not operate as a termination of the Lease or a surrender of the Premises unless done pursuant to a written agreement duly executed on behalf of Landlord and specifically evidencing an express intention by Landlord so to effect a termination or accept a surrender. It is the intention of the parties that this Section modify the common law rules of waiver and estoppel.

ARTICLE 21. No Representations by Landlord

Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Building Project or the Premises, the Rents, leases, expenses of operation, or any other matter affecting or relating to the Premises, except as expressly set forth in this Lease and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

ARTICLE 22. Services and Utilities

Section 22.01      Tenant shall arrange for and pay, when due, all costs and expenses incurred in connection with provision of utility services to the Premises excluding electricity but including telephone, data and telecommunication services, janitorial services, vermin and pest control, repair and maintenance of the interior of the Premises, and such other services as Tenant, in accordance with the terms and provisions of this Lease, requires for the Premises not otherwise specifically required to be furnished by Landlord in this Lease. Such costs and expenses shall include but not be limited to the utility charges for ongoing gas service, and all costs associated with the provision of separate meters to the Premises. Landlord shall arrange for and pay, when due, all costs and expenses incurred in connection with the provision of water and sewer services to the Premises, which costs and expenses shall be Expenses. Electrical service to the Premises shall be provided through a submeter (a meter which measures the utility service consumed only in the Premises but not representing a separate account with the utility provider) and Tenant shall be obligated to pay to Landlord for the cost of the electrical services consumed in the Premises, as measured by the submeter, during the entire Term at the same rate as is charged to Landlord by the utility provider. Landlord shall bill Tenant for the cost of the electrical services consumed by Tenant on a monthly or other periodic basis and Tenant shall be obligated to pay to Landlord the amount due on or before the later of (a) the date fifteen (15) days after Landlord sends the billing or (b) the first day of the month following the month in which the billing is sent. The electrical charges at the beginning and end of the term of this Lease shall be prorated on a daily basis.

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Section 22.02      Landlord hereby warrants and represents that the electrical service for the Premises is as follows: 400 amp- 480/277 volt, three phase, 4 wire.

Section 22.03      Tenant’s right to access prior to the Commencement Date to install telecommunications wiring and equipment shall be subject to Plans and Specifications to be approved in advance in writing by Landlord at its sole and absolute discretion. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord requests otherwise or consents in writing, all of Tenant’s telecommunications equipment shall be located and remain solely in the Premises except any necessary wiring. Landlord shall not have any responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant agrees that, to the extent any telecommunications service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto unless such interruption is the result of negligent or willful misconduct by Landlord or its agent. Landlord shall have the right, upon reasonable prior oral or written notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, the provider shall not be permitted to install its lines or other equipment within the Building without first securing the prior written consent of Landlord so long as such consent is not unreasonably withheld. The provision of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease. Subject to local, state and federal regulations, and the applicable provisions of the Rules and Regulations for Design and Construction of Tenant Work attached to this Lease as Exhibit D, Tenant will have the non-exclusive license to install, at a location on the roof of the Premises acceptable to Landlord, for Tenant’s use only a telecommunications satellite dish, antenna, or microwave dish tower provided such installations do not void or adversely affect Landlord’s roof warranty. All such installations will be at Tenant’s sole cost and expense and Tenant will maintain the same in compliance with all local, state and federal laws and regulations and Landlord’s insurance requirements. Landlord will have the right to approve all proposed installations (including the locations thereof and the plans and specifications therefor) in accordance with the Rules and Regulations set forth in Exhibit D. Tenant shall be responsible for the construction of all rooftop equipment platforms and roof screens for visual concealment of such rooftop equipment and platforms in a manner reasonably acceptable to Landlord. All conduit locations and installation methods will be subject to Landlord’s prior written approval which shall not be unreasonably withheld, conditioned or delayed. Tenant’s equipment shall not interfere with the use or operation of any other satellite dishes, antennae, lines or equipment or other telecommunications equipment.

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Section 22.04      Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service or any other utility service to the Premises is changed or is no longer available or suitable for Tenant’s requirements. Tenant’s use of electrical services shall not materially exceed, either in voltage, rated capacity, use, or overall load, that which Landlord reasonably deems to be standard for the Building Project. If Tenant requests permission to consume electrical in excess of those deemed by Landlord to be standard for the Building Project, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord elects (including the installation of utility service upgrades, or submeters), and all costs associated with such additional usage and the installation and maintenance of facilities therefor shall be paid by Tenant as Additional Rent.

Section 22.05      In no event shall Landlord be liable for damages resulting from any of the fixtures or equipment in the Building Project being out of repair, or for injury to persons, property, or business caused by any defects in the electric, HVAC, telecommunications systems, or water and sewer apparatus, or for any damages arising out of the failure to furnish water and sewer, janitor, or other service (except to the extent such loss, or damage results solely from any fault, default, negligence, act or omission of Landlord or its agents, servants, employees, or any other person for whom Landlord is in law responsible and covered by insurance). In the event any essential service (water, sanitary sewer, electrical, or HVAC service) to the Premises is interrupted solely as a result of Landlord’s negligence and (i) the interruption renders all or a material portion of the Premises untenantable for a period (the “Service Interruption Period”) of thirty (30) consecutive days or more, (ii) the Tenant discontinues operations from the Premises during the Service Interruption Period, and (iii) Tenant is unable, using due diligence, to restore the services within thirty (30) days of the commencement of the service interruption, Rent shall equitably abate (based on the portion of the Premises rendered untenantable) from the initial date of service interruption until the earlier of the restoration of the service or Tenant resumes operations in the portion of the Premises rendered untenantable.

Section 22.06      Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of such security personnel, services, procedures, or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures, or equipment to prevent or control, or apprehend anyone suspected of, personal injury or property damage in, on, or around the Building Project. If at any time during the Term the Building Project, has any type of card or fob access system for the Parking Areas or the building in which the Premises are located, Tenant shall purchase access cards or fobs for all occupants of the Premises from Landlord at a building standard charge and shall comply with building standard terms relating to access to the Parking Areas and the building, provided, however, the first forty-seven (47) access cards or fobs requested by Tenant from Landlord shall be at no additional charge.

ARTICLE 23. Security Deposit

Section 23.01      Simultaneously with the execution of this Lease by Landlord and Tenant, Tenant shall deposit with Landlord the Security Deposit Amount in cash. The Security Deposit shall be held by Landlord as security for Tenant’s full and faithful performance of the terms, covenants, and conditions of this Lease including, without limitation, the payment of Base Rent and Additional Rent. The Security Deposit shall not be considered an advance payment of Rent and shall never constitute liquidated damages for any default by Tenant. The Security Deposit, if in cash, may be commingled with other funds of Landlord, and any interest earned on the Security Deposit, if invested, shall accrue to the benefit of, and be taxed to, Tenant, but shall be deemed to become, and be treated, as part of the Security Deposit.

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Section 23.02      Landlord may use, apply, or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent and Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default under any of the provisions of this Lease. Tenant expressly acknowledges that Tenant shall not have the right to apply the Security Deposit to Rent. Application of the Security Deposit to Rents owed shall be at the sole option of Landlord, and the right to possession of the Premises by Landlord for nonpayment of Rent or for any other reason shall not in any event be affected by the existence of the Security Deposit.

Section 23.03      If Landlord uses, applies, or retains the whole or any part of the Security Deposit, Tenant shall deliver to Landlord such sums as necessary to replenish the Security Deposit to its original sum within five (5) days after notification from Landlord of the amount due. Failure to pay the amount due within the required time period shall constitute a material default under this Lease.

Section 23.04      In the event of a sale, or transfer of the Building Project or any part of the Building Project, Landlord shall transfer the Security Deposit to the vendee, tenant, or mortgagee and when the Security Deposit is so transferred, Landlord shall thereafter be relieved from any liability with respect to the Security Deposit.

Section 23.05      Tenant shall not assign or encumber its rights with respect to the Security Deposit. Landlord and its successors or assigns shall not be bound by any purported assignment or have any liability to any purported assignee.

Section 23.06      If Tenant fully and faithfully complies with all of the terms, covenants, and conditions of this Lease, any part of the Security Deposit not used or retained by Landlord pursuant to the terms of this Lease shall be returned to Tenant within thirty (30) days after the expiration of the Term and after Tenant’s delivery of possession of the Premises to Landlord.

ARTICLE 24. Governmental Regulations

Section 24.01      Tenant, at its sole cost and expense, shall promptly comply with all applicable statutes, laws, codes, ordinances, orders, rules, and regulations of all county, municipal, state, federal, and other applicable governmental authorities, and all recorded covenants and restrictions affecting the Building Project, now in force, or which may hereafter be in force, pertaining to Tenant, Tenant Improvements, and Tenant’s use of the Premises, and shall faithfully observe, in the use of the Premises, all municipal and county ordinances and state and federal laws now in force or which may hereafter be in force, which shall impose any duty upon Tenant with respect to the Premises or the use or occupancy of the Premises, including, but not limited to, all such laws relating to fire and safety, hazardous materials, indoor air quality, and to persons with disabilities (whether the requirements be structural or non-structural), and specifically, but without limitation, installation and maintenance of sprinklers, fire alarms, smoke detectors and other sensors, and alterations and other measures necessary to comply with the ADA. Notwithstanding the foregoing to the contrary, Landlord warrants that the Premises, including Landlord’s Work, shall be in compliance with the ADA at the time of delivery of possession of the Premises to Tenant.

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Section 24.02      Tenant shall, at its sole cost and expense, comply with all requirements of the Board of Fire Underwriters of the state of Connecticut or any other similar body affecting the Premises and shall not use the Premises in a manner which shall increase the rate of fire insurance or other insurance of Landlord over that in effect during the year prior to the Commencement Date. If the use of the Premises by Tenant increases any such insurance rate with respect to the Building Project, Tenant shall reimburse Landlord for all such increased costs.

Section 24.03      Tenant shall, at its sole cost and expense, promptly apply for, and with due diligence obtain, all licenses and permits from time to time required to enable Tenant to conduct its business under this Lease. No failure of Tenant to obtain or maintain such licenses or permits, or extensions or renewals thereof, shall release Tenant from the performance and observance of Tenant’s obligations under this Lease.

Section 24.04      Landlord represents and warrants that, to the best of Landlord’s knowledge, on the date hereof (and prior to Tenant’s commencement of Tenant Improvements or occupancy), the structural components of the Building and the Premises are in compliance in all material respects with applicable federal, state and local laws, ordinances, codes, rules and regulations.

Section 24.05      Landlord shall promptly comply with all applicable statutes, laws, codes, ordinances, orders, rules and regulations of all county, municipal, state, federal and other applicable governmental authorities and all recorded covenants and restrictions affecting the structural portions of the Building (i.e. foundation, load bearing walls, exterior walls and roof) and the Common areas, subject, however, to reimbursement as an Expense to the extent applicable.

ARTICLE 25. Signs

Except as hereinafter provided and except to the extent otherwise approved by Landlord as part of the Tenant Improvements, Tenant will not place or permit to be placed or maintained on any portion of the Building Project, including on any exterior door, wall, or window of the Premises, or within the interior of the Premises, if visible from the exterior of the Premises, any signage or advertising matter of any kind, without first obtaining Landlord’s written approval and consent, which approval and consent may be granted or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Landlord shall provide Tenant with space for Tenant to install a panel on the monument sign for the Building Project, at Landlord’s sole cost and expense, and Tenant may, subject to compliance with all applicable laws, codes, ordinances, rules and regulations and subject to Landlord’s approval, not to be unreasonably withheld or delayed, place a sign (identifying Tenant’s business) above the main entry door into the Premises, at Tenant’s sole cost and expense. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building so long as it does not interfere with any approved Tenant signs. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, to install reasonably appropriate signage inside of the Premises. Landlord shall, at its sole cost and expense, before the commencement of the Lease Term, install a building-standard identifying sign on Tenant’s entrance door to the Premises.

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ARTICLE 26. Survival

Any liability or obligation of Landlord or Tenant arising during or accruing with respect to the Term shall survive the expiration or earlier termination of this Lease, including, without limitation, obligations and liabilities relating to (i) the adjustments of Additional Rent for Expenses referenced in the Expenses section of this Lease; and (ii) the condition of the Premises or the removal of Tenant’s Property. Notwithstanding the foregoing, the indemnity provisions of this Lease shall survive the expiration or earlier termination of this Lease without limitation, but subject to the statute of limitations.

ARTICLE 27. Broker

Tenant represents and warrants that it has not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner, except the Procuring Broker . Landlord shall pay only any commissions or fees that are payable to the Procuring Broker with respect to this Lease pursuant to Landlord’s separate agreement with the Procuring Broker. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from claims that may be asserted against Landlord by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Tenant in the future), claiming to have dealt with Tenant in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.

ARTICLE 28. Quiet Enjoyment

Section 28.01      Landlord covenants and agrees that, upon Tenant’s paying the Base Rent and any Additional Rent payable under this Lease and performing all of the other provisions of this Lease on its part to be performed, Tenant may peaceably and quietly hold and enjoy the Premises and all related rights under this Lease for the Term without interruption by Landlord or any other person claiming by, through, or under Landlord, subject, nevertheless, to the terms, covenants, and conditions of this Lease and, subject to the provisions of this Lease, all existing or future ground leases, underlying leases, mortgages, or deeds of trust encumbering the Building Project.

Section 28.02      Tenant shall have access and use of the Premises twenty-four (24) hours per day, seven (7) days per week, at no extra charge. Landlord shall exercise any and all access rights to the Premises available under the Lease, in each instance, upon reasonable advance notice to Tenant (except in cases of emergency when no such notice is required), in a manner consistent with Tenant’s reasonable security requirements, and in a manner which does not unreasonably interfere with Tenant’s business operations.

Section 28.03      Notwithstanding the foregoing, Landlord may close the Building Project and preclude access to the Premises in the event, in Landlord’s sole, but reasonable judgment, of the threat of an emergency such as a hurricane, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, floods, other natural disaster, or act of God.

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ARTICLE 29. End of Term

Section 29.01       Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in the same condition the Premises were in on the date hereof, except for (i) Tenant Improvements not required by Landlord to be removed by Tenant, provided, however, Tenant shall not be required to remove any Tenant Improvements unless such Tenant Improvements are special or unique to Tenant’s use of the Premises (“Tenant Specialty Items”); (ii) reasonable wear and tear, and (iii) damage by casualty. Tenant shall surrender all keys for the Premises to Landlord at the expiration or sooner termination of this Lease. In addition, Tenant shall, if requested by Landlord, remove specifically designated computer, telephone and data cabling servicing the Premises. If Tenant shall hold over after the Expiration Date or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a month to month tenancy only and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such month to month tenancy Tenant shall pay to Landlord (A) one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term for the first month of holdover and one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term for the second (2nd) month of the holdover and each subsequent month of holdover; and (B) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. Such month-to-month tenancy may be terminated by Landlord or Tenant effective as of the last day of any calendar month by delivery to the other of notice of such termination prior to the first day of such calendar month (and Tenant shall have no right to hold over after the Lease is so terminated).

Section 29.02       The term “Landlord’s Property” shall mean all fixtures, including those items that may be denominated or characterized as Tenant’s business or trade fixtures, equipment, improvements, appurtenances, and carpeting, attached to or built into the Premises at the Commencement Date, whether or not by or at the expense of Tenant. Alterations made during the Term, and which Landlord has so designated pursuant to Section 10.01, shall be deemed Landlord’s Property. All Landlord’s Property shall be and remain a part of the Premises at the expiration or sooner termination of the Term (without compensation to Tenant) and shall not be removed or replaced by Tenant without the prior written consent of Landlord except for Tenant Specialty Items; and except for items which Landlord has required be removed as a condition to the approval of the plans for any Alternations.

Section 29.03       The term “Tenant’s Property” shall mean all moveable machinery and equipment, including moveable communications equipment and moveable office equipment, which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Premises and the Building Project, and all moveable furniture, furnishings, and other articles of moveable personal property owned by Tenant and located in the Premises. Alterations made during the term, and which Landlord has so designated pursuant to Section 10.01 or Section 29.04, shall be deemed Tenant’s Property. Subject to the rights of the Landlord, Tenant’s Property may be removed by Tenant at any time during the Term; provided, however, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building Project resulting from the initial installation• or removal, or both, of Tenant’s Property.

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Section 29.04       Upon the expiration or sooner termination of the Term, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property and all Alterations which Landlord designates at the time of approval of such Alterations. Tenant, at Tenant’s sole cost and expense, shall also repair any damage to the Premises and the Building Project caused by such removal. Any items of Tenant’s Property which shall remain in the Premises after the expiration or sooner termination of the Term, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property to be disposed of by Landlord, without accountability to Tenant or any other party, in such manner as Landlord shall determine, at Tenant’s expense.

ARTICLE 30. Parking

Section 30.01       As long as Tenant is entitled to the possession of the Premises, Tenant shall be entitled to the use on a first-come, first-served, unassigned basis, of up to fifty seven (57) of the unreserved parking spaces in the parking areas of the Building Project (the “Parking Areas”), at no additional charge. Parking spaces may be used only by principals, employees, contractors, customers, and invitees of Tenant. Landlord may reserve parking spaces for the exclusive use of the other tenants within the Parking Areas.

Section 30.02       Except for particular spaces and areas designated from time to time by Landlord for reserved parking, all parking in the Parking Areas shall be on an unreserved, first-come, first-served basis. Landlord shall keep the Parking Areas in good order and repair, and reasonably free of obstructions such as ice, snow, rubbish and unauthorized vehicles.

Section 30.03       Landlord shall have the right, but not any obligation, to tow, otherwise remove or boot improperly parked vehicles, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending owner of the vehicle and without liability to Landlord. Landlord shall be entitled to a fee of Fifty Dollars ($50.00) for each day the boot remains in place.

Section 30.04       Tenant’s right to use, and its right to permit its principals, employees, contractors, customers and invitees to use, the Parking Areas are subject to the following conditions: (i) Landlord reserves the right to reduce the number of spaces in the Parking Areas, so long as the number of spaces remaining is sufficient to meet all applicable municipal codes, and to change the access to the Parking Areas, provided that some manner of reasonable access to the Parking Areas remains after such change; (ii) Landlord has no obligation to provide security or a parking lot attendant and Landlord shall have no liability on account of any loss or damage to any vehicle or the contents thereof, or any personal injury, property damage, or other tort liability suffered by Tenant, its principals, employees, agents, contractors, customers and invitees, Tenant agreeing to bear the risk of loss for same; and (iii) if and when so requested by Landlord, Tenant shall furnish Landlord with the license numbers and descriptions of any vehicles of Tenant, its principals, employees, agents, and contractors.

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ARTICLE 31. Furniture

Section 31.01       At least five (5) business days prior to the Commencement Date, Landlord shall provide Tenant with an allowance of $5,000 for the purchase of certain furniture, fixtures and equipment (“FF&E”) owned by an affiliate of Landlord and access to its Pilot Pen inventory from which to make selections. Landlord shall cause the owner of the FF&E deliver a Bill of Sale for such FF&E purchased by Tenant in favor of Tenant. The allowance of $5,000 shall be applied based on the appraised value of the Pilot Pen inventory. For example, executive desks and credenzas generally have an appraised value of $150 each and sets of guest chairs are generally appraised for $200 for a set. Tenant will not be permitted to break up sets of furniture. Tenant, at its sole cost and expense shall be responsible for delivery and installation of furniture at the Premises. Tenant’s right to purchase any FF&E shall be subject to Landlord’s prior approval of the items selected by Tenant.

ARTICLE 32. Contingency

Section 32.01       This Lease is contingent upon Tenant satisfying the following contingency (the “Contingency”): receipt of approval and clearance from the United States Department of Defense by Defense Security Service for the proposed use of the Premises as a manufacturing facility. Tenant shall use its best efforts to satisfy the Contingency in a timely manner and shall provide written notice to Landlord upon satisfaction of the same. If for any reason Tenant is unable to, or does not otherwise, satisfy the Contingency and deliver Landlord written notice thereof within five (5) business days from the Tenant’s receipt of a fully-executed counterpart copy of this Lease, both Landlord and Tenant shall have the right to terminate this Lease by written notice to the other, at which time both parties shall be relieved of any further liability hereunder.

ARTICLE 33. Miscellaneous

Section 33.01       Tenant shall not record this Lease but may, at its sole cost and expense, record a statutory form of memorandum, “short form,” or other notice of this Lease containing the minimum information required for record notice purposes of this Lease and its Term, including renewals and rights to additional space. Landlord agrees to execute such memorandum, short form or other notice of this Lease within fifteen (15) days after Tenant’s written request provided same is accurate.

Section 33.02       Submission by Landlord of this Lease for execution by Tenant shall not constitute an offer and shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease.

Section 33.03       Whenever in this Lease the context allows, the terms “Lease” and “Term,” or terms of similar import, shall be deemed to include all renewals, extensions, or modifications of this Lease or the Term; and the word “including” shall be deemed to mean ‘including without limitation.” The headings of sections or subsections in this Lease are for convenience only and shall not be relevant for purposes of interpretation of the provisions of this Lease. This Lease has been negotiated “at arm’s length” by and between Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Lease, and therefore this Lease shall not be more strictly construed against either party by reason of the fact that one party may have drafted any or all of the provisions of this Lease.

Section 33.04       Whenever in this Lease any printed portion has been stricken out, whether or not any relative provision has been added, this Lease shall be construed as if the material so stricken was never included in this Lease and no inference shall be drawn from the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained in this Lease.

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Section 33.05        In connection with any suit, action, or other proceeding, including arbitration or bankruptcy, arising out of or in any manner relating to this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and disbursements (including disbursements which would not otherwise be taxable as costs in the proceeding). In addition, if Landlord becomes a party to any suit or proceeding affecting the Premises or involving this Lease or Tenant’s interest under this Lease, other than a suit between Landlord and Tenant, or if Landlord engages counsel to collect any of the amounts owed under this Lease, or to enforce performance of any of the agreements, conditions, covenants, provisions, or stipulations of this Lease, without commencing litigation, then Landlord’s costs, expenses, and reasonable attorneys’ fees and disbursements incurred with respect thereto shall be paid to Landlord by Tenant, on demand, as Additional Rent. All references in this Lease to attorneys’ fees shall be deemed to include all legal assistants’ and paralegals’ fees and shall include all fees incurred through all post-judgment and appellate levels and in connection with bankruptcy proceedings.

Section 33.06

(a)          Except as otherwise expressly provided in this Lease, all Communications shall be in writing. A Communication shall be deemed to have been delivered and received on the earlier of the day actually received (by whatever means sent) if received before 5:00 p.m. on a Business Day (or, if not received before 5:00 p.m. on a Business Day, on the first Business Day after the day of receipt) or, regardless of whether or not received after the dates hereinafter specified (i) on the date of delivery or refusal of delivery, if by hand delivery; (ii) on the first Business Day after having been delivered to a nationally recognized overnight air ‘courier service (such as Federal Express) before 7:00 p.m.; or (iii) on the third Business Day after having been deposited with the United States Postal Service, Registered or Certified Mail, Return Receipt Requested; in each case addressed to the respective party at the such party’s Notice Address, which Notice Address may be changed by notice delivered to the other party in accordance with the terms of this section; provided that if Tenant has vacated the Premises without providing a forwarding address, Communications may be delivered by any manner permitted by law for service of process.

(b)          The respective attorneys for each party are authorized to give any Communication pursuant to this Lease on behalf of their respective clients. Any Communication so given by an attorney shall be deemed to have been given by such attorney’s client. However, failure to give a copy of any Communication to the attorney for a party does not affect the validity of the Communication provided that the Communication has been given to or received by the party represented by that attorney. If the addressee, or its attorney, refuses delivery of any Communication or if the Communication is returned to the addressor unopened by the addressee, effective notice shall still be deemed to have been given. If there is more than one (1) party constituting Tenant, any Communication may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof.

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Section 33.07       This Lease shall bind and inure to the benefit of the heirs, personal representatives, administrators, and, except as otherwise provided in this Lease, the successors or assigns of the parties in this Lease. If there is more than one (1) party constituting Tenant, each such party shall be jointly and severally liable with the other parties constituting Tenant for the performance of all of the obligations of Tenant under this Lease.

Section 33.08       If any provision of any section or subsection of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of that section or subsection and this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and the remainder of such section and this Lease shall otherwise remain in full force and effect so long as such invalid or unenforceable provisions do not involve essential and fundamental agreements of the parties such that a court would consider this Lease unenforceable.

Section 33.09       LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH (i) THIS LEASE; (ii) THE RELATIONSHIP OF LANDLORD AND TENANT; (iii) TENANTS USE OR OCCUPANCY OF THE PREMISES; OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. IF TENANT VIOLATES THIS PROVISION BY FILING A PERMISSIVE COUNTERCLAIM, WITHOUT PREJUDICE TO LANDLORD’S RIGHT TO HAVE SUCH COUNTERCLAIM DISMISSED, THE PARTIES STIPULATE THAT SHOULD THE COURT PERMIT TENANT TO MAINTAIN THE COUNTERCLAIM, THE COUNTERCLAIM SHALL BE SEVERED AND TRIED SEPARATELY FROM THE ACTION FOR POSSESSION. THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE. .

Section 33.10       This Lease shall constitute the entire agreement of the parties with respect to the matters set forth in this Lease. All prior understandings and agreements had between the parties with respect to such matters, including all lease proposals, letters of intent, and similar documents, are merged into this Lease, which alone fully and completely expresses their understanding.

Section 33.11       This Lease may not be amended, modified, altered, or changed in any respect, except by further agreement in writing duly executed by Landlord and Tenant.

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Section 33.12       Notwithstanding anything in this Lease to the contrary, if Landlord or Tenant shall be delayed or hindered in, or prevented from the performance of, any act required under this Lease (other than the payment of Rent by Tenant) by reason of strike, lockout, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utility, service, or financing, through hurricanes, floods, other natural disasters, or acts of God, or for any other cause beyond the direct control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay.

Section 33.13

(a)          Tenant represents and warrants as follows:

(i)          Tenant is duly organized, validly existing, and in good standing under the laws of the state in which it was formed and is duly qualified to transact business in the state of Connecticut.

(ii)         Tenant has full power to execute, deliver, and perform its obligations under this Lease.

(iii)        The execution and delivery of this Lease, and the performance by Tenant of its obligations under this Lease, have been duly authorized by all necessary action of Tenant, and do not contravene or conflict with any provisions of Tenant’s Articles of Incorporation or By-laws, if Tenant is a corporation, or Tenant’s Partnership Agreement, if Tenant is a partnership, or any other agreement binding on Tenant.

(iv)        The individual executing this Lease on behalf of Tenant has full authority to do so.

(v)         Tenant’s financial statements previously furnished to Landlord were at the time given true and correct in all material respects and there have been no material changes to the information contained in such financial statements subsequent to the dates thereof.

(b)          Landlord represents and warrants as follows:

(i)          Landlord is duly organized, validly existing, and in good standing under the laws of the state in which it was formed and is duly qualified to transact business in the state of Connecticut.

(ii)         Landlord has full power to execute, deliver, and perform its obligations under this Lease.

(iii)        The execution and delivery of this Lease, and the performance by Landlord of its obligations under this Lease, have been duly authorized by all necessary action of Landlord, and do not contravene or conflict with any provisions of Landlord’s Articles of Organization or Operating Agreement, or any other agreement binding on Landlord.

(iv)        The individual executing this Lease on behalf of Landlord has full authority to do so.

42

Section 33.14       Tenant shall not, without Landlord’s prior written consent, disclose the terms of this Lease to any third party other than Tenant’s accountants, attorneys, lenders, and governmental authorities having jurisdiction and when compelled by court order. Tenant may also disclose the terms of this Lease to investors or prospective purchasers of its stock or assets subject to an approved confidentiality agreement.

Section 33.15       In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate to the effect that such charge appears of record on the books in Landlord’s office or appears as an open charge on the books, records or official bills of municipal authorities, and has not been paid.

Section 33.16       Tenant hereby warrants and represents that within Tenant’s knowledge, there are no claims, causes of action or other litigation or preceding pending or, to the best of Tenant’s knowledge, threatened in respect to Tenant, except for claims which are fully insured and as to which the insurer has accepted defense without reservation. In the event that any time period provided for in this Lease shall end on a Saturday, Sunday or legal holiday, such time period shall be extended to the next succeeding business day.

Section 33.17       Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Property, subject to the rights of any prior mortgagee, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies. In no event shall Landlord be liable for any consequential, special, punitive or indirect loss or damage which Tenant may incur or suffer in connection with this Lease or any services to be performed or provided pursuant hereto.

Section 33.18       If any addenda or exhibits are noted below, such addenda are incorporated herein and made a part of this Lease.

Exhibit A	Sketch Of Premises
Exhibit B	Schedule Of Base Rent
Exhibit C	Work Letter
Exhibit C-1	Scope Of Landlord’s Work
Exhibit C-2	Plans For Landlord’s Work
Exhibit D	Rules And Regulations For Design And Construction Of Tenant’s Work
Exhibit E	Subordination, Attornment And Nondisturbance Agreement
Exhibit F	Commencement Date Agreement
Exhibit G	Hazardous Materials

[Signature Page Follows]

43

IN WITNESS WHEREOF, this Lease bas been executed on behalf of Landlord and Tenant as of the Date of this Lease.

LANDLORD	TENANT

CH TRAP FALLS ASSOCIATES, LLC, a	MICROPHASE CORPORATION
Connecticut limited liability company

By:	CH Trap Falls Management, LLC, a	By
	Connecticut limited liability		NecdetErgul,
	company, its Manager		Its President

By:
Jonathan P. Garrity, President

OSMAN SHELTON, LLC, a Connecticut limited liability company

By:	CH Trap Falls Management, LLC, a
Connecticut limited liability
company, its Manager

By:
Jonathan P. Garrity, President

44

EXHIBIT A

Sketch of Premises

A-1

EXHIBIT B

Schedule of Base Rent

	Premises	Premises
	Base Rent (Per	Base Rent	Base Rent
Lease Year	Rentable Square Foot)	(Annual)	(Monthly)

First	9.05	$136,863.15	$11,405.26
Second	12.25	$185,256.75	$15,438.06
Third	12.62	$190,852.26	$15,904.35
Fourth	13.00	$196,599.00	$16,383.25
Fifth	13.39	$202,496.97	$16,874.75
Sixth	13.79	$208,546.17	$17,378.85
Seventh	14.21	$214,829.04	$17,902.42

B-1

EXHIBIT C

WORK LETTER

Landlord agrees to construct the improvements to the Premises as described on Exhibit C-1 (“Landlord’s Work”) and in accordance with the Floor Plan attached as Exhibit C-2, at Landlord’s own cost and expense, except as provided to the contrary in Exhibit C-1. Landlord shall have no obligation to make any improvements or alterations to the Premises, the Building, or the Building Project except for Landlord’s Work. Landlord’s Work shall be performed at Landlord’s cost and expense in a good and workmanlike manner and in compliance with all Laws. Landlord agrees to use commercially reasonable efforts to substantially complete Landlord’s Work on or before the Target Date. For the purposes of this Lease, “substantially complete” shall mean that there are no defective or unfinished items in Landlord’s Work which would interfere with Tenant’s use of the Premises or the performance of Tenant’s Improvements (but excluding minor punch list items), all required governmental inspections of Landlord’s Work have been performed and passed and a temporary or permanent certificate of occupancy has been issued. Landlord shall have no liability to Tenant for failure to complete Landlord’s Work prior to the Target Date provided that Landlord is using commercially reasonable efforts to substantially complete such work as soon as reasonably practicable thereafter. In addition to the performance of Landlord’s Work, Landlord warrants (“Landlord’s Warranty”) that as of the Commencement Date (a) the mechanical, electrical and plumbing systems serving the Premises shall be in good working order and (b) the Premises and common areas of the Building Project shall be in compliance with all applicable laws, codes, statutes, ordinances, rules and regulations. In the event that Landlord’s Warranty is breached in any respect, Landlord’s sole obligation and liability as the result thereof shall be to promptly correct the breach following receipt of written notice thereof from Tenant. Any provisions in the Lease purporting to require Tenant to accept the Premises “as is” shall be subject to Landlord’s covenants, warranties and representations in the Lease. Landlord will obtain from the general contractor performing Landlord’s Work a warranty having a term of at least one year from the date of substantial completion (as defined in the relevant contract) that the work is free of defects in material and workmanship.

C-1

EXHIBIT C-1

Scope of Landlord’s Work

Landlord, at its sole cost and expense, shall provide the following Tenant Improvements prior to Lease Commencement on a turn-key basis:

Selective Demolition

•	Remove 5800 square feet of carpet and flooring
•	Remove 112 lineal feet of full height masonry walls
•	Remove 148 lineal feet of 12-foot high drywall partitions
•	Remove (13) doors and frames and salvage for reuse
•	Remove 32 lineal feet of kitchen cabinets
•	Remove abandoned wiring and piping above existing acoustical ceilings

Cutting and Patching

•	Cut and patch masonry walls for new double door
•	Cut and patch shop toilet room walls, floors, and ceilings, for new layout
•	Patch walls, floors, and ceilings where damaged by removals
•	Sawcut through the existing steel roof deck to create roof openings for the following:
o	(1) HVAC unit
o	(2) exhaust fans
•	Reinstall Tenant’s spray hood. Hang the existing hood & provide galvanized ductwork to a new exhaust fan located on the roof. Cut & patch roof, provide steel angle roof curb supports, rigging, wire exhaust fan & interlock.

Metal Fabrications

•	Furnish and install steel angle roof frames for (1) rooftop unit and (2) exhaust fans

Carpentry – Rough

•	Fabricate and install one (1) Osmose treated HVAC unit leveling curb and (2) exhaust fans at roof
•	Install fire treated wood blocking and backing as required for surface mounting of finished items

Light Gauge Steel Framing

•	Construct 142 lineal feet of new office demising wall, 18-feet high, with 6-inch 20-gauge studs placed at 16-inches on center and two (2) rows of internal spazzer bar reinforcing
•	Construct 123 lineal feet of full height interior office walls
•	Construct 206 lineal feet of 10-foot high interior office walls
•	All new office walls to be constructed with 3 5/8” 20-gauge studs, placed at 16-inches on center

C-1-1

Fiberglass Insulation

•	New office demising wall to be insulated with 6-inch fiberglass insulation for the full height of the wall, 2,556 square feet are included

Sheetrock

•	Install one (1) layer of 5/8” sheetrock to each side of new demising wall, from floor to underside of roof, fit tightly around all structural members and utility lines
•	Office walls – Install one (1) layer of 5/8” sheetrock to each side of new office walls to a height of 10-feet
•	All new sheetrock walls to be taped three (3) coats, sanded, and made ready for painting

Acoustical Ceilings

•	Remove and replace 2,200 square feet of damaged or missing 2 x 2 Tegular ceiling tiles at the open office area
•	Install a standard grade 2 x 4 suspended acoustical ceiling with white factory finish steel grid and 2 x 4 Cortega ceiling tile at the new corridors, 1,116 square feet is included
•	Furnish and install 1,408 square feet of 2 x 4 vinyl stippled ceilings at the QC and Micromin rooms
•	Patch existing ceiling grid where existing walls have been removed

Carpentry – Finish

•	Provide and install the following items:
o	(9) new 3’0” x 7’0” x 1 ¾” solid core birch veneer doors set in 16-gauge hollow metal jambs
o	(4) salvaged 3’0” x 7’0” x 1 ¾” solid core birch veneer doors set in 16-gauge hollow metal jambs
o	Install ADA compliant toilet accessories at (4) toilet rooms

Millwork

•	Breakroom / Kitchen –
o	Relocate and install 10 lineal feet of existing melamine laminate base cabinets and wall cabinets
o	Relocate (1) 10-foot plastic laminate counter with 4-inch backsplash

Hardware

•	Provide and install the following door and restroom hardware:
o	(13) pairs 4 ½ x 4 plain bearing hinges
o	(33) lever handle locksets
o	(9) hydraulic closers
o	(13) wall mounted bumpers

Painting

•	All visible walls to receive one (1) coat of latex primer and one (1) finish coat of flat latex wall paint
•	Hollow metal jambs to receive (2) coats of latex gloss paint

C-1-2

•	New wood doors to receive one (1) coat of sealer and two (2) coats of satin finish polyurethane

Carpet

•	Provide and install direct cement down commercial grade carpeting
•	New carpeting will be installed in the Open Office Area, Private Offices, and (2) Conference Rooms as shown on Exhibit C-2
•	Carpeting is included on an allowance basis of $15 / square yard, for material and installation

Floor Sealer

•	Furnish and install 2,200 square feet of solvent based pigmented floor sealer at the Machine Shop, Filter Assembly, Finishing and Lab Areas
•	Floors are to be cleaned and scarified utilizing a commercial orbital floor sanding machine

Ceramic Tile

•	Provide and install 286 square feet of 6” x 6” porcelain floor tile directly on top of the existing tile at the Shop toilets
•	Provide and install 504 square feet of 2” x 2” ceramic wall tile to a height of four feet at the Shop toilets

Vinyl Tile & Vinyl Base

•	Vinyl Tile –
o	Provide and install 2,800 square feet of commercial grade Armstrong vinyl composition tile at the Shipping Room, Circulation, Stock Room, Micromin, Finishing, Break Rooms, Corridor, Filter Room, Detector Lab, Calibration Lab, and QC Room
•	Vinyl Base –
o	Install 2,605 lineal feet of 4-inch high vinyl cove base on all new sheetrock walls

Roofing

•	Provide and install EPDM membrane flashing for the following roof penetrations
o	(1) roof mounted HVAC unit
o	(2) exhaust fans
o	(3) utility pitch boxes

Aluminum Entrance

•	Provide and install one (1) new 6’0” x 7’0” aluminum and glass entry door with narrow stile frame and ¼” tempered glass
•	Tubular aluminum framing to be clear anodized aluminum
•	Window glazing to have green tint
•	Provide an aluminum tube framed vestibule with a pair of 3’-0” x 7’-0” aluminum and glass doors

C-1-3

Exterior Work

•	Install new concrete path to double glass door entry as shipping entrance for UPS deliveries as shown as Exhibit C-2

Plumbing

•	Provide and install the following plumbing fixtures, equipment and associated piping
o	92 lineal feet of black steel gas branch lines
o	(4) 2-piece floor mounted handicap toilets
o	(2) wall mounted sinks
o	(1) stainless steel single bowl kitchen sink
o	(1) electric ejector pump and basin for the new kitchen sink
o	(1) gas house meter

Fire Sprinkler

•	Drain system to perform work
•	Relocate (18) existing sprinkler heads and add (24) new sprinkler heads to accommodate the new interior layout
•	Re-fill system and perform 200 PSI pressure test
•	Provide hydraulic calculations and sprinkler drawings to comply with NFPA regulations

HVAC

•	Provide and install the following HVAC equipment, distribution ductwork, and controls
o	(1) new 15 ton HVAC system complete with all necessary galvanized metal ductwork, diffusers and supply registers, economizer, and mounting curb to service new Lab Areas, Filter Assembly Room, Machine Shop and Finishing Room
o	(2) 400 CFM exhaust fans for Tenant’s fume hoods
•	Relocate (8) diffusers
•	Rework and extend ductwork at Office Area

Electrical

•	Provide and install the following electrical equipment, wiring, and fixtures:
o	(1) main electrical panel tie in and E-mon D-mon separate metering device
o	(1) 42 circuit subpanel at the machine shop
o	Wiring for (1) roof mounted HVAC unit with remote disconnect switch
o	Wiring of two (2) roof mounted exhaust fans
o	(12) Exit lights
o	(16) Emergency lights
o	(2) ADA Call-For-Aids
o	(44) 2 x 4 4-tube T8 fluorescent light fixtures
o	Relamping of (88) existing light fixtures
o	(36) 110 volt convenience outlets
o	(3) GFI outlets
o	(12) quad 110-Volt convenience outlets
o	(12) single pole switches
o	(10) power poles

C-1-4

o	Wire (4) demountable office partitions
o	Install a 4-circuit 8-wire system for each workstation

Fire Alarm

•	Provide and install one (1) annunciator panel
•	Provide and install two (2) pull stations
•	Provide and install eight (8) new horns and strobes

Additional Work to be provided by Landlord

•	Provide ½” copper compressed air piping and a total of six (6) air drops from the Mechanical Mezzanine to the Machine Shop, Finishing and Filter Assembly
•	Provide a fiberglass mop sink adjacent to the Shop toilets
•	Provide five (5) 4’-0” x 8’-0” hollow metal borrowed light windows at Micromin. Glaze with single pane safety glass.
•	Provide a 28’ long drywall partition accent wall at the reception area
•	Reconfigure entrance of reception bathroom as to make private entrance into private office next door.
•	Provide refrigerator and microwave for Break Room.
•	Install three 2’x4’ ceiling mounted HEPA filters in the Micromin room to a clean room rating of 100,000 [Tenant agrees to reimburse to Landlord the cost incurred by Landlord with respect to this item in the amount of $7,530 within fifteen (15) days after the Commencement Date]
•	Landlord will provide Tenant with building standard paint and carpet samples for Tenants’ selection

Exclusions

•	Telecom / Data
•	Upgrading of existing mechanical or electrical systems other than as noted herein
•	Bus duct, power distribution and / or wiring of Tenant’s equipment

C-1-5

EXHIBIT C-2

Plans for Landlord’s Work

C-1-1

EXHIBIT D

RULES AND REGULATIONS
FOR DESIGN AND CONSTRUCTION OF TENANT WORK

1.	DEFINITIONS

1.1	Property:	100 Trap Falls Road Extension Shelton, Connecticut

1.2	Property Manager:	Individual designated by Landlord as Landlord's agent for building.

1.3	Consultant:	The Architect as defined in the Lease and any other architectural, engineering, or design consultant engaged by a Tenant in connection with Tenant Work.

1.4	Contractor:	Any Contractor engaged by a Tenant of the Property for the performance of any Tenant Work, and any Subcontractor employed by any such Contractor.

1.5	Plans:	The Working Drawings.

1.6	Regular Business Hours:	Monday through Friday, 7:00 a.m. through 6:00 p.m., Saturday, 9:00 a.m. through 1:00 p.m., holidays excluded.

1.7	Tenant:	Any occupant of the Building.

1.8	Tenant Work:	Tenant Improvements as defined in the Lease and any other alterations, improvements, additions, repairs or installations in the Building performed by or on behalf of Tenant.

1.9	Tradesperson:	Any employee (including, without limitation, any mechanic, laborer, or Tradesperson) employed by a Contractor performing Tenant Work.

2.            GENERAL

2.1           All Tenant Work shall be performed in accordance with these rules and regulations and the applicable provisions of the Lease.

2.2           The provisions of these rules and regulations shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

D-1

2.3           Except as otherwise provided in these Rules and Regulations, all inquiries, submissions and approvals in connection with any Tenant Work shall be processed through the Property Manager.

3.            PLANS

3.1          Review and Approval

Except for the initial Tenant Improvements, which shall be governed by the Work Letter attached to the Lease, prior to commencement of Tenant’s Work to the Premises and the Building, Tenant shall deliver the plans and specifications therefor to Landlord for its written approval, which approval shall not be unreasonably withheld. Landlord shall respond to Tenant’s request for approval of Tenant’s plans and specifications within fifteen (15) Business Days after receipt of the first submission thereof and within five (5) Business Days of any resubmissions thereof; the failure of Landlord to respond within the applicable period shall constitute approval of such plans and specifications. In the event Landlord shall not approve the plans and specifications, Landlord shall notify Tenant in writing of its objections thereto. Landlord and Tenant shall thereafter work cooperatively and in good faith to reach agreement upon mutually acceptable plans and specifications.

3.2          Submission Requirements

a.           Except for the initial Tenant Improvements, which shall be governed by the Work Letter attached to the Lease, any Tenant performing Tenant Work shall, at the earliest possible time but at least one week before any Tenant Work is to begin, furnish to the Property Manager two full sets of Plans describing such Tenant Work.

b.           The design manifested in the Plans will be reviewed by the Landlord and shall comply with its requirements so as to avoid aesthetic or other conflicts with the design and function of the Property as a whole.

4.            PRECONSTRUCTION NOTIFICATION AND APPROVALS

4.1           Approval to Commence Work

a.           No Tenant Work shall be undertaken by any Contractor or Tradesperson unless and until all the matters set forth in Section 4.2 below have been received for the applicable portion of the Tenant Work in question and unless Property Manager has approved the matters set forth in Article 4.2 below, such approval will be deemed given unless specific basis for disapproval is given within ten (10) Business Days after receipt of matters set forth in Section 4.2 below.

4.2            No applicable portion of the Tenant Work shall be performed unless, all of the following with respect to such portion of Tenant’s Work has been provided to the Property Manager and approved. In the event that Tenant proposes to change any of the following with respect to a portion of Tenant’s Work, the Property Manager shall be immediately notified of such change and such change shall be subject to the approval of the Property Manager, such approval to be deemed given unless specifically disapproved within ten (10) Business Days after request is submitted.

D-2

a.           Schedule for the work, indicating estimated start and completion dates, any phasing and special working hours, and also a list of anticipated shutdowns of Property systems.

b.           List of all Contractors and Subcontractors, including addresses, telephone numbers and trades employed of each Contractor and Subcontractor.

c.           Names and telephone numbers of the supervisors of the work.

d.           Copies of all necessary governmental permits, licenses and approvals.

e.           Proof of current insurance, to the limits set out in the attached “Insurance Requirements for Contractors”, naming Landlord as an additional insured party.

f.            Notice of the involvement of any Contractor in any ongoing or threatened labor dispute.

g.           Final lien releases upon completion.

Tenant will be entitled to proceed with Tenant’s Work in various phases, and may proceed with one or more portions of Tenant’s Work that has been approved even through other portions of Tenant’s Work have not been approved.

4.3          Reporting Incidents

All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant’s property shall be reported immediately to the Property Manager. A written report must follow within twenty-four (24) hours.

5.            CONSTRUCTION SCHEDULE

5.1          Coordination

a.           All Tenant Work shall be carried out expeditiously and without material disturbance and disruption to the operation of the Building.

b.           All schedules for the performance of construction must be coordinated through the Property Manager.

c.           If any Tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such work shall be supervised by a representative of Landlord. No Tenant Work will be performed in the Building’s mechanical or electrical equipment rooms without both Landlord’s prior approval and the supervision of a representative of the Landlord.

D-3

5.2         Time Restrictions

a.         Subject to Section 5.1 of these Rules and Regulations, general construction work will generally be permitted at all times, including during Regular Business Hours.

b.         Tenant shall provide the Property Manager with at least twenty-four (24) hours’ notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the Property Manager during periods outside of Regular Business Hours. “Special Work” shall be defined as the following operations:

(1)         All utility disruptions, shutoffs and turnovers;

(2)         Activities involving high levels of noise including demolition, coring, drilling and tramsetting;

(3)         Activities resulting in excessive dust or odors, including demolition and spray painting.

c.         If disruptive, the delivery of construction materials to the Building, their distribution within the Building, and the removal of waste material shall also be confined to periods outside Regular Business Hours, unless otherwise waived by the Property Manager who will not unreasonably refuse to give such waiver.

6.           CONTRACTOR PERSONNEL

6.1         Work in Harmony

a.         Tenant shall ensure that all Contractors shall abide by the Rules and Regulations herein set forth as amended from time to time by Landlord.

b.         No Tenant shall at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any Contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other Contractors engaged in construction work in or about the Building or the complex in which the Building is located.

c.         Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence anywhere in the Building, of a Contractor engaged directly or indirectly by a Tenant, or should such Contractor be deemed by Landlord to have violated any applicable rules or regulations, then Landlord may, without incurring any liability to Tenant or said Contractor, require any such Contractor to, vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein.

D-4

6.2         Conduct

a.         Tenant shall use good faith efforts to ensure the following: all Tradespersons, while in or about the Building, shall perform in a dignified, quiet, courteous, and professional manner at all times; Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times; and all Contractors will be responsible for their Tradespersons’ proper behavior and conduct. Proper conduct shall include refraining from sexual harassment, foul language, and loud radios.

b.         The Property Manager reserves the right to remove anyone who, or any Contractor which, is causing a disturbance to any tenant or occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord’s standards.

6.3         Access

a.         No Contractor or Tradesperson will be permitted to enter any private or public space in the Building, other than the common areas of the Building necessary to give direct access to the premises of Tenant for which he has been employed, without the prior approval of the Property Manager.

b.         Tenant shall give notice to the Property Manager prior to undertaking work in any space outside of the Tenant’s premises that would disrupt other tenants or Building operations. This requirement specifically includes ceiling spaces below the premises where any work required must be undertaken at the convenience of the affected Tenant and outside of Regular Business Hours. Tenant shall ensure that Contractors undertaking such work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next business day.

c.         Tenant shall require that all furniture, equipment and accessories in areas potentially affected by any Tenant Work be adequately protected by means of drop cloths or other appropriate measures. In addition, Tenant shall require that all Contractors be responsible for maintaining security to the extent required by the Property Manager.

6.4         Safety

a.         Tenant shall ensure the following: all Contractors shall police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including, without limitation, truck docks, lobbies and all other public areas which are used for access to the premises.

b.         Tenant shall require all Contractors to appoint a supervisor who shall be responsible for all safety measures, as well as for compliance with all applicable governmental laws, statutes, ordinances, codes, rules and regulations such as, for example, “OSHA” legislation.

c.         Any damage caused by Tradespersons or other Contractor employees shall be the responsibility of the Tenant employing the Contractor. Unless Tenant repairs the same, costs for repairing such damage shall be charged directly to such Tenant.

D-5

6.5         Parking

a.         Parking is not allowed in or near truck docks, in handicapped or fire access lanes, or any private ways in or surrounding the Property. Vehicles so parked will be towed at the expense of the Tenant who has engaged the Contractor for whom the owner of such vehicle is employed.

7.          PROPERTY MATERIALS

7.1         Delivery

All deliveries of construction material shall be safely and expeditiously delivered only at the location reasonably determined by the Property Manager.

7.2         Transportation in Property

a.         Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building as possible.

b.         Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant who has engaged the Contractor involved. Unless Tenant repairs the same, charges for such damage will be submitted by the Landlord directly to the Tenant.

7.3         Storage and Placement

a.         All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

b.         No flammable, toxic, or otherwise hazardous materials may be brought in or about the Property unless: (i) all applicable laws, ordinances, rules and regulations are complied with, and (ii) all necessary permits have been obtained. All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

c.         All materials required for the construction of the premises must substantially conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on Plans approved by the Landlord.

d.         All Work shall be subject to reasonable supervision and inspection by Landlord’s representative.

e.         No substantial alterations to approved plans will be made without prior knowledge and approval of the Property Manager. Such changes shall be documented on the “as-built” drawings required to be delivered to Landlord pursuant to Section 10 of the Rules and Regulations.

D-6

f.         All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Property Manager.

g.         It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access or in any other manner whatsoever.

h.         All existing and/or new openings made through the floor slab for piping, cabling, etc. must be packed solid with fiberglass insulation to make openings smoke tight. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

7.4         Salvage and Waste Removal

a.         All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors. The Building’s trash dumpster or compactor shall not be used for construction or other debris. For any demolition and debris, each Contractor must make arrangements with the Property Manager for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor. Where, in the opinion of the Property Manager, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenant engaging such Contractors.

b.         Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

c.         Prior to commencement of Tenant’s Work, the Property Manager will specify in writing to Tenant any items from the Premises Property Manager wishes Tenant to deliver to Property Manager at a designated area within the Building (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors). Tenant will require the Contractors to deliver any such items to the Property Manager, without cost, to an area designated by the Property Manager which area shall be within the Building. All items not contained in such notice from Property Manager, may be removed from the Building and disposed of by the Contractors.

8.           PAYMENT OF CONTRACTORS

Tenant shall promptly pay the cost of all Tenant Work so that Tenant’s Premises and the Building shall be free of liens for labor or materials. If any mechanic’s lien is filed against the Building or any part thereof which is claimed to be attributed to the Tenant, its agents, employees or Contractors, Tenant shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond.

9.           CONTRACTORS INSURANCE

Prior to commencing any Tenant Work, and throughout the performance of the Tenant Work, Tenant shall ensure that each Contractor obtains and maintains insurance in accordance with the requirements attached hereunto. Each Contractor shall, prior to making entry into the Property provide Landlord with certificates that such insurance is in full force and effect.

D-7

10.         SUBMISSIONS UPON COMPLETION

a.         Upon completion of any Tenant Work and prior to taking occupancy, Tenant shall submit to Landlord a permanent Certificate of Occupancy and final approval of any other governmental agencies having jurisdiction.

b.         Tenant shall submit to Landlord’s representative a final marked-up set of Plans showing all items of the Work in full detail. When all Tenant’s Work is completed, “as built” drawings will be submitted to Landlord.

11.         CONFLICT BETWEEN RULES AND REGULATIONS AND LEASE

In the event of any conflict between the Lease and any rules and regulations, the terms of the Lease shall control.

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INSURANCE REQUIREMENTS FOR CONTRACTORS

When Tenant Work is to be done by Contractors in the Property, the Tenant authorizing such work shall be responsible for including in the contract for such work the following insurance and indemnity requirements to the extent that they are applicable. Insurance certificates must be received prior to construction. Landlord shall be named as an additional insured party on all certificates.

INSURANCE

Each Contractor and each Subcontractor shall, until the completion of the Tenant Work in question, procure and maintain at its expense, the following insurance coverage in the following minimum limits:

Workers’ Compensation
(including coverage for Occupations Disease)

Limit of Liability
Workers’ Compensation	Statutory Benefits
Employers Liability	$500,000

Commercial General Liability
(including contractual liability assumed by the Contractor and the Tenant under the Lease and Completed Operations coverage)

Limit of Liability
Bodily Injury & Property Damage	$2,000,000 combined single limit

Comprehensive Automobile Liability
(including coverage for Hired and Non-owned Automobiles)

Limit of Liability
Bodily Injury & Property Damage	$1,000,000 per occurrence

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EXHIBIT E

Subordination, Attornment and Nondisturbance Agreement

THIS AGREEMENT is made this _____ day of____________, 201__, among __________________________________ (“Tenant”), ______________________________ (together with its subsidiaries, affiliates, successors and assigns, the “Lender”), and CH TRAP FALLS ASSOCIATES, LLC and OSMAN SHELTON, LLC (the “Landlord”);

A.         By lease agreement dated ____________________ (the “Lease”), Landlord leased to Tenant premises (the “Premises”) located at 90-100 Trap Falls Road Extension, Shelton, Connecticut (the “Building Project”) and more particularly described in Exhibit “A” attached hereto.

B.         Lender is the owner and holder of indebtedness secured by a [mortgage/deed of trust] recorded as Instrument Number ____________ in the ___________________________ (the “Deed of Trust”) which constitutes a lien against the Premises.

C.         Tenant has agreed to subordinate the Lease to the Deed of Trust upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of their mutual promises, Lender, Landlord and Tenant agree as follows:

1.           Subordination. The Lease and all renewals, modifications, consolidations, replacements and extensions of the Lease are subject and subordinate to the Deed of Trust and all renewals, modifications, consolidations, replacements and extensions of the Deed of Trust.

2.           Attornment. Tenant agrees to attorn to Lender if Lender acquires title to the Premises by foreclosure or otherwise, or to any third party who acquires title to the Premises at a foreclosure sale under the Deed of Trust and to their respective successors and assigns (such lender or purchaser and its successors and assigns being referred to in this agreement as the “New Landlord” and the date on which New Landlord acquires title to the Premises being referred to herein as the “Attornment Date”) in each case under all of the terms, conditions, and covenants of the Lease; provided, however, that:

a.           Tenant shall be under no obligation to pay any rent or render any performance to the New Landlord until it has received notice (in the manner provided herein) of its obligation to do so from New Landlord. If and to the extent the Tenant receives such notice from New Landlord:

(1)         Landlord agrees that Tenant may rely upon such notice and documentation, and need not obtain other confirmation of New Landlord’s right and authority to receive such payments or performance, as the case may be;

(2)         Landlord, to the extent that such payment is made, or performance rendered, to the New Landlord, releases and discharges Tenant from liability under the Lease for such payments, or such performance, to the same extent as if they had been made or rendered to Landlord; and

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(3)         Landlord agrees to look solely to New Landlord for recovery of any such payments, or performance, made by Tenant in favor of New Landlord in the event that Landlord disputes New Landlord’s right to receive such payments, or performance, as the case may be.

b.           New Landlord shall assume and be bound by all obligations of Landlord under the Lease arising after the Attornment Date (except as otherwise provided herein) and so long as Tenant is not in default under the Lease beyond any applicable cure period, shall recognize and not disturb the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the Lease term and any renewals or extensions thereof, with the same force and effect as if such New Landlord were the original “Landlord” under the Lease.

c.           From and after the Attornment Date, the respective rights and obligations of Tenant and New Landlord will be as provided in the Lease, which is incorporated in this Agreement by reference, except that:

(1)         New Landlord will not be liable for nonpayment or nonperformance by any prior landlord of Lease obligations arising prior to the Attornment Date, or for damages resulting from any prior landlord’s act or omission which occurred prior to the Attornment Date, except that:

(a)         New Landlord shall not be subject to any rent reduction, offset, credit or holdback rights available to Tenant under the Lease to recover the cost of curing any default of a prior landlord;

(b)         New Landlord will be obligated to remedy any non-monetary default by any prior landlord which is of a continuing nature (such as, for example, a failure to repair) that continues unremedied after the Attornment Date.

(2)         New Landlord will not be bound by any rent paid in advance by Tenant to any prior landlord for more than the current month and one additional month.

(3)         New Landlord will not be liable for any security deposit paid by Tenant to any prior landlord, except to the extent such security deposit has been actually received by or credited to the account of New Landlord.

(4)         New Landlord shall not be obligated to construct or finish the construction or to renovate or finish the renovation of the Premises or any Common Areas as described in the Lease, unless it expressly assumes such obligation after it succeeds to the interest of the prior landlord under the Lease; provided, however if Lender fails to assume such obligation to finish the construction or renovation within sixty (60) days after acquisition of title to the Premises and such failure materially adversely affects Tenant’s ability to operate at the Premises, Tenant shall have, as its sole remedy, the right within thirty (30) days thereafter to cancel the Lease by giving new Landlord written notice of such cancellation.

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3.          Payment of Rent to Lender. If Lender becomes a mortgagee in possession of the Premises or exercises its rights under the loan documents securing its loan to Landlord to have rental payments made directly to Lender without taking possession of the Premises, then Tenant agrees to make all payments of rent directly to Lender upon Lender’s written instructions to Tenant. If and to the extent Lender demands and receives any such payments from Tenant:

a.             Landlord agrees that Tenant may rely upon such written instructions of Lender and need not obtain other confirmation of Lender’s right and authority to receive such payments;

b.             Landlord, to the extent of such rental payments, releases and discharges Tenant from liability under the Lease for such payments, to the same extent as if they had been made to Landlord; and

c.             Landlord agrees to look solely to Lender for recovery of any such payments made by Tenant in the event Landlord disputes Lender’s right to receive such payments.

4.           Non-Disturbance. Lender agrees that so long as Tenant is not in default under the Lease beyond any applicable cure period:

a.             Tenant’s possession of the Premises and its rights and privileges under the Lease will not be diminished or interfered with (except as otherwise modified herein) and its occupancy of the Premises will not be disturbed; and

b.             Tenant will not be named as a party to any foreclosure proceedings unless Tenant’s joinder is required by law.

5.           Modification of Lease. Except as expressly contemplated by the Lease, Tenant agrees that so long as the Premises are subject to the lien of the Deed of Trust, Tenant will not, without the prior written consent of the Lender, enter into any agreement modifying the Lease in any material respect (including without limitation, any decrease in the rent, decrease of the Lease Term or delay in the Commencement Date), and that Lender will not be bound by any such agreement made without its consent.

6.           Lender’s Right to Cure Landlord Defaults. So long as the Premises are subject to the lien of the Deed of Trust, Tenant will give Lender duplicate notice of any claimed default on the part of Landlord, in the manner provided by the Lease, at the address set forth in this Agreement, and will permit Lender to cure any default by Landlord under the Lease during any period when the Landlord would be entitled to do so, and (i) for fifteen (15) days after such period with respect to any default which can be cured by the payment of money, and (ii) with respect to any other default, for thirty (30) days after such period, and for such reasonable additional time, not to exceed ninety (90) days, as may be required to effect a cure, if Lender, acting diligently, cannot effect the cure within the first thirty (30) day period, but promptly commences to cure the default and notifies Tenant in writing that it has commenced such cure within such period, and proceeds diligently to effect such cure; provided, however, Tenant shall not be required to give notice to Lender or Landlord or permit any cure period with respect to any emergency repairs necessary to avoid injury to persons or material damage to property which are completed by Tenant in accordance with the terms of the Lease.

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7.           New Landlord shall have no obligation nor incur any liability with respect to any representations or warranties made by the prior landlord in the Lease or with respect to any conflict between the provisions of the Lease and the provisions of any other lease affecting the Building Project. New Landlord shall not be liable for any indirect or consequential damages and Tenant agrees to look exclusively to New Landlord’s equity in the Building Project for the payment or discharge of any obligations imposed upon New Landlord hereunder or under the Lease or for recovery of any judgment obtained against New Landlord. In no event shall New Landlord or any of its officers, directors, shareholders, agents, servants, employees or representatives be personally liable for any such obligations or judgments. In the event of the assignment or transfer of New Landlord’s interest in the Premises or the Building Project, all obligations and liabilities of New Landlord under this Agreement and the Lease arising after such assignment or transfer shall terminate and thereafter all such obligations and liabilities shall be the responsibility of the assignee or transferee.

8.           Notices. All notices required or permitted by the terms of this Agreement shall be deemed given only when deposited in the United States Registered or Certified Mail, Postage Prepaid, or, with verification of delivery, when received by telegram, cable, telex, commercial courier or any other generally accepted means of business communication, to a party at the address set forth below for each party. A party may change the address to which notices must be sent by giving notice to the other parties in accordance with this Paragraph. The initial notice address for each party is as follows:

If to Lender:

If to Tenant:

If to Landlord:

9.           Interpretation and Effect. This Agreement:

a.             shall remain in effect at all times during the Lease or any extension or renewal of the Lease, notwithstanding any default or foreclosure under the Deed of Trust;

b.             is to be governed, enforced, and construed in accordance with the internal laws of the State of Connecticut;

c.             binds the parties and their successors and assigns, notwithstanding any inconsistent provisions of the Deed of Trust, and the covenants contained in this Agreement shall be covenants running with the land and bind all successors in title to the Premises; and

d.             may not be modified except by a writing executed by the parties.

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10.         Recitals. The recitals set forth at the beginning of this Agreement are incorporated herein by this reference as though My set forth, and this Agreement shall be construed in light thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument by their duly authorized officers, all as of the date first stated above.

TENANT

By:
Print Name:
Print Title:

STATE OF ____________________
CITY/COUNTY OF ____________________, to-wit:

The foregoing instrument was acknowledged before me this _____ day of ____________, 2014, in the City/County of ____________________, State of ____________________ by _________________________, _______________ of __________________________________ on its behalf. He/She ☐ is personally known to me or ☐ has produced _____________ as identification.

Notary Public

My commission expires:
Registration Number:
[Affix Notarial Stamp]

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LENDER:

By:
Print Name:
Print Title:

STATE OF ____________________
CITY/COUNTY OF ____________________, to-wit:

The foregoing instrument was acknowledged before me this _____ day of ____________, 2014, in the City/County of ____________________, State of ____________________ by _________________________, _______________ of ____________________ on its behalf. He/She ☐ is personally known to me or ☐ has produced _____________ as identification.

Notary Public

My commission expires:
Registration Number:
[Affix Notarial Stamp]

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LANDLORD:

CH TRAP FALLS ASSOCIATES, LLC, a Connecticut limited liability company

By:	CH Trap Falls Management, LLC, a
Connecticut limited liability company, its
Manager

By:
Jonathan P. Garrity, President

STATE OF ____________________
CITY/COUNTY OF ____________________, to-wit:

The foregoing instrument was acknowledged before me this _____ day of ____________, 2014 in the City/County of ____________________, State of ____________________ by Jonathan P. Garrity, President of CH Trap Falls Management, LLC, Manager of CH Trap Falls Associates, LLC, on its behalf. He ☐ is personally known to me or ☐ has produced _____________ as identification.

Notary Public

My commission expires:
Registration Number:
[Affix Notarial Stamp]

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LANDLORD:

OSMAN SHELTON, LLC, a Connecticut limited liability company

By:	CH Trap Falls Management, LLC, a
Connecticut limited liability company, its
Manager

By:
Jonathan P. Garrity, President

STATE OF ____________________
CITY/COUNTY OF ____________________, to-wit:

The foregoing instrument was acknowledged before me this _____ day of ____________, 2014 in the City/County of ____________________, State of ____________________ by Jonathan P. Garrity, President of CH Trap Falls Management, LLC, Manager of Osman Shelton, LLC, LLC, on its behalf. He ☐ is personally known to me or ☐ has produced _____________ as identification.

Notary Public

My commission expires:
Registration Number:
[Affix Notarial Stamp]

E-9

EXHIBIT f

Commencement Date Agreement

THIS COMMENCEMENT DATE AGREEMENT (the “CDA”) is made and entered into as of this _____ day of ____________, 20___, by and between CH TRAP FALLS ASSOCIATES, LLC, a Connecticut limited liability company, and OSMAN SHELTON, LLC, a Connecticut limited liability company, having an office c/o Cambridge-Hanover, Inc., 65 Locust Avenue, New Canaan, Connecticut 06840 (“Landlord”) and Microphase Corporation, a ____________________ corporation, with its principal office at ________________________________________ (“Tenant”);

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated _______________, ___ (the “Lease”), for an agreed 15,123 Rentable Square Feet in the Building located at 90-100 Trap Falls Road Extension, Shelton, Connecticut; and

WHEREAS, the parties desire to establish the Commencement Date and Expiration Date as set forth below,

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described, and the same is hereby modified in the following particulars:

1.         The term of the Lease by and between Landlord and Tenant commenced on _________________________ (the “Commencement Date”). The initial term of said Lease shall end on _________________________ (the “Expiration Date”). Article 2, entitled “Term”, and all references to the Commencement Date and Expiration Date in the Lease are hereby amended.

2.         Except as modified and amended by this Commencement Agreement, the Lease shall remain in full force and effect.

F-1

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

LANDLORD

CH TRAP FALLS ASSOCIATES, LLC, a Connecticut limited liability company

By:	CH Trap Falls Management, LLC, a
Connecticut limited liability company, its
Manager

By:
Jonathan P. Garrity, President

OSMAN SHELTON, LLC, a Connecticut limited liability company

By:	CH Trap Falls Management, LLC, a
Connecticut limited liability company, its
Manager

By:
Jonathan P. Garrity, President

TENANT

MICROPHASE CORPORATION, a _______________ corporation

By:
Print Name:
Print Title:

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EXHIBIT g

Hazardous Materials

[TO BE REVIEWED BY TENANT’S RISK MANAGEMENT GROUP]

Tenant Requirements Regarding the Storage of Petroleum Products, Hazardous Materials,
Hazardous Wastes, and Liquid Industrial Wastes

Tenant agrees to adhere to the following requirements pertaining to AST’s, UST’s, and the on-site storage of petroleum products, hazardous materials, hazardous wastes, and liquid industrial wastes. These requirements are based on industry standards, best management practices, and applicable state and federal environmental regulations.

STORAGE CONTAINERS (drums and totes):

1.	Storage containers must be provided with secondary containment and stored inside the main building, inside a storage building, or within a covered storage area. The secondary containment may be in the form of a permanent structure or US EPA-approved portable secondary containment pallets. The secondary containment capacity must be able to hold either 10 percent of the total volume of all the containers or 100 percent of the volume of the largest container. Further, the secondary containment structure must be free of cracks and have an impervious surface.

2.	Storage containers must be maintained and in good condition.

3.	Any leaking containers must be replaced promptly.

4.	Storage containers must be kept closed except when adding or removing material or waste.

5.	Storage containers must be compatible with the type of material or waste stored in them.

6.	Storage containers must be inspected weekly for signs of corrosion and leaks.

7.	Storage containers of ignitable or corrosive waste must be stored at least 50 feet from the property line.

8.	Storage containers must be stored in an area that is secure from vandalism and physical damage, such as that caused by forklifts or other equipment.

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ABOVEGROUND STORAGE TANKS (AST’s)

AST’s stored outside shall be either double-walled or stored within a covered storage area with secondary containment. The secondary containment capacity must be able to hold 100 percent of the volume of all AST’s located within the containment area. The secondary containment structure must be free of cracks and have an impervious surface. Further, the containment structure must be of noncombustible construction and be able to withstand a full hydrostatic head. AST’s stored inside must also be double-walled or stored within secondary containment.

UNDERGROUND STORAGE TANKS (UST’s)

A regulated UST system is defined as a tank or combination of tanks and underground connected piping that have at least 10% of their volume underground and which are used to contain a regulated substance such as gasoline, diesel fuel, or waste oil.

UST REGISTRATION

All regulated UST’s must be registered with the appropriate state environmental protection agency and/or with the State Fire Marshall. Registration involves completing a registration form and paying an annual registration fee for each UST. The registration form includes information regarding each UST. including size. contents, location. installation date, construction material, and ownership status. New tenants obtaining ownership of existing UST’s must submit a registration form within 30 days of obtaining ownership.

EXISTING UST INSTALLATIONS

UST systems must be protected from potential releases and monitored. UST systems must be provided with release detection, spill protection, overfill protection, and corrosion protection.

1.	Release Detection. All UST systems must use a continuous monitoring method such as automatic tank gauging, vapor monitoring. interstitial monitoring, groundwater monitoring. statistical inventory reconciliation (SIR) or other methods approved by the appropriate state environmental protection agency.

2.	Spill Protection. Intended to protect against spills resulting from the delivery hose.

3.	Overfill Protection. Intended to avoid any spill due to an overflow of the product from the UST.

4.	Corrosion Protection. Required for unprotected or bare steel tanks and piping because of their potential to cot-rode and release product through corrosion holes. Fiberglass tanks and piping do not need corrosion protection.

RECORD KEEPING REQUIREMENTS

Documentation and record keeping is required for compliance with state regulations. It is important to keep records of your daily operations. purchases of equipment, repairs, tank and pipe tightness tests, and other information relating to the operation of your UST system.

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RELEASE REPORTING

Anytime a Release (as defined by Environmental Laws) in violation of Environmental Laws is suspected or confirmed, you must report such Release within 24 hours to the appropriate state environmental protection agency. The lease agreement also requires Landlord to be notified in the event of a suspected or confirmed Release in violation of Environmental Laws.

FINANCIAL RESPONSIBILITY

In many states, owners/operators of petroleum UST’s are required to provide financial responsibility for taking corrective action and compensating third parties for injury and property damage arising from a release by petroleum UST’s. There are insurance products available to satisfy financial responsibility requirements. Financial responsibility information must be submitted along with annual UST registration fees.

TANK REMOVALS, CLOSURES, CHANGES OF STORED MATERIALS AND NEW
TANK INSTALLATIONS

The appropriate environmental protection agency has specific requirements for tank removals, closures, changes of stored materials, and new tank installations. The lease agreement requires Landlord to be notified prior to conducting any of these activities.

These requirements are intended only to minimize the potential for material and waste Releases that may materially impact the building and/or property. Adherence to these requirements does not necessarily constitute compliance with any applicable local, state, or federal environmental or fire safety regulations. Compliance with applicable regulations (involving issues such as labeling, inventory reporting, training, inspections, and permitting) is the sole responsibility of Tenant.

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